                                                                    Exhibit 99.1

                           SELECT MEDICAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Select Medical Corporation:

       In our opinion, the accompanying balance sheets and the related consolidated statement of operations, changes in stockholders' equity and comprehensive income (loss) and cash flows present fairly, in all material respects, the financial position of Select Medical Corporation and its subsidiaries at December 31, 2003 and December 31, 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       As discussed in Note 1, the Company changed its method of accounting for goodwill and intangible assets in 2002. As discussed in Note 11, the Company changed its presentation of loss on early retirement of debt during 2003.

/s/ PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania

March 2, 2004, except for Note 2, Discontinued Operations, for which the date is January 18, 2005

                           SELECT MEDICAL CORPORATION

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                 2003        2002
                                                              ----------   --------
                                      ASSETS
Current Assets:
  Cash and cash equivalents.................................  $  165,507   $ 56,062
  Accounts receivable, net of allowance for doubtful
     accounts of $111,517 and $79,815 in 2003 and 2002,
     respectively...........................................     230,171    233,105
  Current deferred tax asset................................      61,699     40,125
  Other current assets......................................      27,689     17,601
                                                              ----------   --------
Total Current Assets........................................     485,066    346,893
Property and equipment, net.................................     174,902    114,707
Goodwill....................................................     306,251    196,887
Trademarks..................................................      58,875     37,875
Intangible assets...........................................      22,876      8,969
Non-current deferred tax asset..............................       6,603      7,995
Other assets................................................      24,425     25,733
                                                              ----------   --------
TOTAL ASSETS................................................  $1,078,998   $739,059
                                                              ==========   ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Bank overdrafts...........................................  $   11,427   $ 11,121
  Current portion of long-term debt and notes payable.......      10,267     29,470
  Accounts payable..........................................      59,569     38,590
  Accrued payroll...........................................      53,260     34,891
  Accrued vacation..........................................      21,529     15,195
  Accrued restructuring.....................................      10,375        800
  Accrued other.............................................      78,308     36,306
  Income taxes payable......................................          --     23,722
  Due to third party payors.................................      51,951     26,177
                                                              ----------   --------
Total Current Liabilities...................................     296,686    216,272
Long-term debt, net of current portion......................     357,236    230,747
                                                              ----------   --------
Total Liabilities...........................................     653,922    447,019
Commitments and Contingencies (Note 17)
Minority interest in consolidated subsidiary companies......       5,901      5,622
Stockholders' Equity:
  Common stock -- $.01 per value: Authorized
     shares -- 200,000,000 in 2003 and 2002, Issued
     shares -- 102,219,000 and 93,352,000 in 2003 and 2002,
     respectively...........................................       1,022        934
  Capital in excess of par..................................     291,519    235,716
  Retained earnings.........................................     121,560     50,155
  Accumulated other comprehensive income (loss).............       5,074       (387)
                                                              ----------   --------
Total Stockholders' Equity..................................     419,175    286,418
                                                              ----------   --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $1,078,998   $739,059
                                                              ==========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                           SELECT MEDICAL CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                            ----------------------------------
                                                               2003         2002        2001
                                                            ----------   ----------   --------
Net operating revenues....................................  $1,392,366   $1,126,559   $958,956
                                                            ----------   ----------   --------
Costs and expenses:
  Cost of services........................................   1,112,176      922,553    776,295
  General and administrative..............................      44,417       39,409     35,630
  Bad debt expense........................................      51,320       37,318     35,013
  Depreciation and amortization...........................      34,654       25,836     32,290
                                                            ----------   ----------   --------
Total costs and expenses..................................   1,242,567    1,025,116    879,228
                                                            ----------   ----------   --------
Income from operations....................................     149,799      101,443     79,728
Other income and expense:
  Loss on early retirement of debt........................          --           --    (14,223)
  Equity in earnings from joint ventures..................         824           --         --
  Interest income.........................................         936          596        507
  Interest expense........................................     (26,340)     (27,210)   (29,716)
                                                            ----------   ----------   --------
Income from continuing operations before minority
  interests and income taxes..............................     125,219       74,829     36,296
Minority interest in consolidated subsidiary companies....       2,402        2,022      3,491
                                                            ----------   ----------   --------
Income from continuing operations before income taxes.....     122,817       72,807     32,805
Income tax expense........................................      48,597       28,576      3,124
                                                            ----------   ----------   --------
Income from continuing operations.........................      74,220       44,231     29,681
Income from discontinued operations, net of tax...........         251           --         --
                                                            ----------   ----------   --------
Net income................................................      74,471       44,231     29,681
Less: Preferred dividends.................................          --           --      2,513
                                                            ----------   ----------   --------
Net income available to common stockholders...............  $   74,471   $   44,231   $ 27,168
                                                            ==========   ==========   ========
Net income per common share:
Basic
Income per common share from continuing operations........  $     0.76   $     0.48   $   0.34
Income per share from discontinued operations.............         N/M           --         --
                                                            ----------   ----------   --------
Net income per share......................................  $     0.76   $     0.48   $   0.34
                                                            ==========   ==========   ========
Diluted
Income per common share from continuing operations........  $     0.72   $     0.45   $   0.31
Income per share from discontinued operations.............         N/M           --         --
                                                            ----------   ----------   --------
Net income per share......................................  $     0.72   $     0.45   $   0.31
                                                            ==========   ==========   ========
Weighted average shares outstanding:
     Basic................................................      97,452       92,928     79,915
     Diluted..............................................     103,991       98,256     90,929

  The accompanying notes are an integral part of these consolidated financial statements.

                           SELECT MEDICAL CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                        AND COMPREHENSIVE INCOME (LOSS)
                                 (IN THOUSANDS)

                                                                                               ACCUMULATED
                                                                      RETAINED                    OTHER
                                            COMMON     CAPITAL IN    EARNINGS/                COMPREHENSIVE
                                 COMMON    STOCK PAR   EXCESS OF    (ACCUMULATED   TREASURY      INCOME       COMPREHENSIVE
                                  STOCK      VALUE        PAR         DEFICIT)      STOCK        (LOSS)          INCOME
                                 -------   ---------   ----------   ------------   --------   -------------   -------------
Balance at December 31, 2000...   51,394    $  514      $ 72,812      $(23,757)    $(1,039)      $   (32)
  Net income...................                                         29,681                                   $29,681
  Other comprehensive loss.....                                                                   (1,862)         (1,862)
                                                                                                                 -------
  Total comprehensive income...                                                                                  $27,819
                                                                                                                 =======
  Issuance of common stock in
    connection with initial
    public offering, net of
    issuance costs of $2,262...   20,700       208        88,973
  Conversion of Class B
    Preferred Stock............   18,432       184        59,816
  Stock issued to acquire
    minority interest..........    1,046        10         4,963
  Purchase of treasury stock...                                                       (521)
  Issuance of common stock.....    1,404        14         4,320
  Tax benefit of stock option
    exercises..................                            2,513
  Preferred stock dividends....                           (2,513)
                                 -------    ------      --------      --------     -------       -------
Balance at December 31, 2001...   92,976       930       230,884         5,924      (1,560)       (1,894)
  Net income...................                                         44,231                                   $44,231
  Other comprehensive income...                                                                    1,507           1,507
                                                                                                                 -------
  Total comprehensive income...                                                                                  $45,738
                                                                                                                 =======
  Issuance of common stock.....    1,298        12         4,089
  Retirement of treasury
    stock......................     (922)       (8)       (1,552)                    1,560
  Valuation of non-employee
    options....................                               56
  Tax benefit of stock option
    exercises..................                            2,239
                                 -------    ------      --------      --------     -------       -------
Balance at December 31, 2002...   93,352       934       235,716        50,155          --          (387)
  Net income...................                                         74,471                                   $74,471
  Other comprehensive income...                                                                    5,461           5,461
                                                                                                                 -------
  Total comprehensive income...                                                                                  $79,932
                                                                                                                 =======
  Issuance of common stock.....    8,867        88        28,525
  Cash dividends...............                                         (3,066)
  Valuation of non-employee
    options....................                            2,219
  Tax benefit of stock option
    exercises..................                           25,059
                                 -------    ------      --------      --------     -------       -------
Balance at December 31, 2003...  102,219    $1,022      $291,519      $121,560     $    --       $ 5,074
                                 =======    ======      ========      ========     =======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           SELECT MEDICAL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                2003        2002       2001
                                                              ---------   --------   --------
OPERATING ACTIVITIES
Net income..................................................  $  74,471   $ 44,231   $ 29,681
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................     34,957     25,836     32,290
  Provision for bad debts...................................     51,428     37,318     35,013
  Deferred income taxes.....................................      6,837      8,878     (5,903)
  Loss on early retirement of debt..........................         --         --     14,223
  Minority interests........................................      2,402      2,022      3,491
  Changes in operating assets and liabilities, net of
     effects from acquisition of businesses:
     Accounts receivable....................................      8,838    (53,893)   (49,432)
     Other current assets...................................     (5,047)      (387)      (456)
     Other assets...........................................      4,898      2,671      1,053
     Accounts payable.......................................     17,499      3,887      4,715
     Due to third-party payors..............................     21,228     12,979     14,746
     Accrued expenses.......................................     19,337     22,456     14,023
     Income taxes...........................................      9,400     14,814      2,326
                                                              ---------   --------   --------
Net cash provided by operating activities...................    246,248    120,812     95,770
                                                              ---------   --------   --------
INVESTING ACTIVITIES
Purchases of property and equipment, net....................    (35,852)   (43,183)   (24,011)
Proceeds from disposal of assets............................      2,595         --        808
Earnout payments............................................       (464)      (928)    (5,660)
Acquisition of businesses, net of cash acquired.............   (227,731)    (9,937)   (33,084)
                                                              ---------   --------   --------
Net cash used in investing activities.......................   (261,452)   (54,048)   (61,947)
                                                              ---------   --------   --------
FINANCING ACTIVITIES
Issuance of 7.5% Senior Subordinated Notes..................    175,000         --         --
Issuance of 9.5% Senior Subordinated Notes..................         --         --    175,000
Net repayments on credit facility debt......................    (65,627)   (22,672)   (98,320)
Repayment of 10% Senior Subordinated Notes..................         --         --    (90,000)
Principal payments on seller and other debt.................     (3,721)    (6,173)   (19,030)
Proceeds from initial public offering, net of fees..........         --         --     89,181
Proceeds from issuance of common stock......................     28,613      4,101      4,334
Redemption of Class A Preferred Stock.......................         --         --    (52,838)
Payment of Class A and Class B Preferred Stock Dividends....         --         --    (19,248)
Payment of common stock dividends...........................     (3,066)        --         --
Proceeds from (payments of) bank overdrafts.................        307      5,038     (8,135)
Payment of deferred financing costs.........................     (5,922)       (67)    (4,681)
Distributions to minority interests.........................     (1,266)    (1,650)    (2,427)
                                                              ---------   --------   --------
Net cash provided by (used in) financing activities.........    124,318    (21,423)   (26,164)
                                                              ---------   --------   --------
Effect of exchange rate changes on cash and cash
  equivalents...............................................        331         18       (107)
                                                              ---------   --------   --------
Net increase in cash and cash equivalents...................    109,445     45,359      7,552
Cash and cash equivalents at beginning of period............     56,062     10,703      3,151
                                                              ---------   --------   --------
Cash and cash equivalents at end of period..................  $ 165,507   $ 56,062   $ 10,703
                                                              =========   ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest......................................  $  20,229   $ 24,858   $ 30,547
Cash paid for income taxes..................................  $  33,344   $  5,352   $  6,017

  The accompanying notes are an integral part of these consolidated financial statements.

                           SELECT MEDICAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS DESCRIPTION

       Select Medical Corporation and its subsidiaries (the "Company") was formed in December 1996 and commenced operations during February 1997 upon the completion of its first acquisition. The Company provides long-term acute care hospital services and inpatient acute rehabilitative hospital care through its Select Specialty Hospital division and provides physical, occupational, and speech rehabilitation services through its outpatient divisions. The Company's specialty hospital segment consists of hospitals designed to serve the needs of acute patients and hospitals designed to serve patients that require intensive medical rehabilitation care. Patients in the Company's long-term acute care hospitals typically suffer from serious and often complex medical conditions that require a high degree of care. Patients in the Company's acute medical rehabilitation hospitals typically suffer from debilitating injuries including traumatic brain and spinal cord injuries, and require rehabilitation care in the form of physical, psychological, social and vocational rehabilitation services. The Company's outpatient rehabilitation business consists of clinics and contract services that provide physical, occupational and speech rehabilitation services. The Company's outpatient rehabilitation patients are typically diagnosed with musculoskeletal impairments that restrict their ability to perform normal activities of daily living. The Company operated 83, 72 and 64 specialty hospitals at December 31, 2003, 2002 and 2001, respectively. At December 31, 2003, 2002, and 2001, the Company operated 790, 737,and 717 outpatient clinics, respectively. At December 31, 2003, 2002 and 2001, the Company had operations in Canada, District of Columbia and 37, 37 and 36 states, respectively.

PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company, its majority owned subsidiaries, limited liability companies and limited partnerships the Company and its subsidiaries control through ownership of general and limited partnership interests. All significant intercompany balances and transactions are eliminated in consolidation.

USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost which approximates market.

PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost net of accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or the term of the lease, as appropriate. The general range of useful lives is as follows:

Leasehold improvements......................................     5 years
Furniture and equipment.....................................  2-10 years
Buildings...................................................    40 years

                           SELECT MEDICAL CORPORATION

       In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No 144), the Company reviews the realizability of long-lived assets whenever events or circumstances occur which indicate recorded costs may not be recoverable.

CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash balances and trade receivables. The Company invests its excess cash with large banks. The Company grants unsecured credit to its patients, most of whom reside in the service area of the Company's facilities and are insured under third-party payor agreements. Because of the geographic diversity of the Company's facilities and non-governmental third-party payors, Medicare represents the Company's only concentration of credit risk.

INCOME TAXES

       Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Management provides a valuation allowance for net deferred tax assets when it is more likely than not that a portion of such net deferred tax assets will not be recovered.

INTANGIBLE ASSETS

       Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer subject to periodic amortization but are instead reviewed annually, or more frequently if impairment indicators arise. These reviews require the Company to estimate the fair value of its identified reporting units and compare those estimates against the related carrying values. For each of the reporting units, the estimated fair value is determined utilizing the expected present value of the future cash flows of the units.

       Identifiable assets and liabilities acquired in connection with business combinations accounted for under the purchase method are recorded at their respective fair values. Deferred income taxes have been recorded to the extent of differences between the fair value and the tax basis of the assets acquired and liabilities assumed. Company management has allocated the intangible assets between identifiable intangibles and goodwill. Intangible assets other than goodwill primarily consist of the values assigned to trademarks and non-compete agreements. Management Service Agreements ("MSA's") represent consideration paid to therapists' groups for entering into MSA's with the Company. The Company has terminated all MSA's during 2003. Management believes that the estimated useful lives established at the dates of each transaction were reasonable based on the economic factors applicable to each of the businesses.

       The useful life of each class of intangible asset is as follows:

Goodwill....................................................  Indefinite
Trademarks..................................................  Indefinite
Non-compete agreements......................................     7 years

       In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No 144), the Company reviews the realizability of long-lived assets and certain intangible assets whenever events or circumstances occur which indicate

                           SELECT MEDICAL CORPORATION
recorded costs may not be recoverable. In addition, the Company also analyzes the recovery of long-lived assets on an enterprise basis.

       If the expected future cash flows (undiscounted) are less than the carrying amount of such assets, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value.

DUE TO THIRD-PARTY PAYORS

       Due to third-party payors represents the difference between amounts received under interim payment plans from third-party payors for services rendered and amounts estimated to be reimbursed by those third-party payors upon settlement of cost reports.

INSURANCE RISK PROGRAMS

       Under a number of the Company's insurance programs, which include the Company's employee health insurance program and certain components under its property and casualty insurance program, the Company is liable for a portion of its losses. In these cases the Company accrues for its losses under an occurrence based principal whereby the Company estimates the losses that will be incurred in a respective accounting period and accrues that estimated liability. Where the Company has substantial exposure, actuarial methods are utilized in estimating the losses. In cases where the Company has minimal exposure, losses are estimated by analyzing historical trends. These programs are monitored quarterly and estimates are revised as necessary to take into account additional information. At December 31, 2003 and 2002 respectively, the Company had included in other current liabilities $29.8 million and $19.2 million related to these programs.

MINORITY INTERESTS

       The interests held by other parties in subsidiaries, limited liability companies and limited partnerships owned and controlled by the Company are reported on the consolidated balance sheets as minority interests. Minority interests reported in the consolidated statements of operations reflect the respective interests in the income or loss of the subsidiaries, limited liability companies and limited partnerships attributable to the other parties, the effect of which is removed from the Company's consolidated results of operations.

TREASURY STOCK

       Treasury stock is carried at cost, determined by the first-in, first-out method. During 2002, the Company retired 922,000 shares of treasury stock.

STOCK OPTIONS

       As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS No. 123), the Company has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized for options granted under the Plans.

       The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model assuming no dividend yield, volatility of 45% in 2003 and 39% in 2002 and 2001, an expected life of four years from the date of vesting and a risk free interest rate of 3.1%, 3.4% and 4.4% in 2003, 2002 and 2001, respectively.

                           SELECT MEDICAL CORPORATION

       For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net earnings and earnings per share were as follows:

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      2003        2002        2001
                                                    ---------   ---------   ---------
                                                          (IN THOUSANDS, EXCEPT
                                                           PER SHARE AMOUNTS)
Net income available to common stockholders -- as
  reported........................................   $74,471     $44,231     $27,168
Deduct: Total stock based employee compensation
  expense determined under fair value based method
  for all awards, net of related tax effects......    19,376      10,326       4,454
                                                     -------     -------     -------
Net income available to common stockholders -- pro
  forma...........................................   $55,095     $33,905     $22,714
                                                     =======     =======     =======
Weighted average grant-date fair value............      6.64        3.54        2.27
Basic earnings per share -- as reported...........      0.76        0.48        0.34
Basic earnings per share -- pro forma.............      0.57        0.36        0.28
Diluted earnings per share -- as reported.........      0.72        0.45        0.31
Diluted earnings per share -- pro forma...........      0.53        0.35        0.25

REVENUE RECOGNITION

       Net operating revenues consists primarily of patient and contract therapy revenues and are recognized as services are rendered.

       Patient service revenue is reported net of provisions for contractual allowances from third-party payors and patients. The Company has agreements with third-party payors that provide for payments to the Company at amounts different from its established rates. The differences between the estimated program reimbursement rates and the standard billing rates are accounted for as contractual adjustments, which are deducted from gross revenues to arrive at net operating revenues. Payment arrangements include prospectively determined rates per discharge, reimbursed costs, discounted charges, per diem and per visit payments. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined. Accounts receivable resulting from such payment arrangements are recorded net of contractual allowances.

       A significant portion of the Company's net operating revenues are generated directly from the Medicare program. Net operating revenues generated directly from the Medicare program represented approximately 46%, 40% and 37% of the Company's consolidated net operating revenues for the years ended December 31, 2003, 2002 and 2001, respectively. Approximately 35% and 30% of the Company's gross accounts receivable at December 31, 2003 and 2002, respectively are from this payor source. As a provider of services to the Medicare program, the Company is subject to extensive regulations. The inability of a company's specialty hospital or clinic to comply with regulations can result in changes in that specialty hospital's or clinic's net operating revenues generated from the Medicare program.

       Contract therapy revenues are comprised primarily of billings for services rendered to nursing homes, hospitals, schools and other third parties under the terms of contractual arrangements with these entities.

                           SELECT MEDICAL CORPORATION

OTHER COMPREHENSIVE INCOME (LOSS)

       The Company uses the local currency as the functional currency for its Canadian operations. All assets and liabilities of foreign operations are translated into U.S. dollars at year-end exchange rates. Income statement items are translated at average exchange rates prevailing during the year. The resulting translation adjustments impacting comprehensive income (loss) are recorded as a separate component of stockholders' equity. The cumulative translation adjustment is included in other comprehensive income (loss) and was a gain of $5,123,000 at December 31, 2003 and a loss of $74,000 and $317,000 at December 31, 2002 and 2001, respectively. Also, included in other comprehensive income (loss) at December 31, 2003 was unrealized losses on available-for-sales securities of $49,000, net of tax.

FINANCIAL INSTRUMENTS AND HEDGING

       Effective January 1, 2001, the Company adopted SFAS No. 133. Since the Company had no derivative financial instruments at January 1, 2001, there was no cumulative effect upon adoption. The Company enters into various instruments, including derivatives, to manage interest rate and foreign exchange risks. Derivatives are limited in use and not entered into for speculative purposes. The Company enters into interest rate swaps to manage interest rate risk on a portion of its long-term borrowings. Interest rate swaps are reflected at fair value in the consolidated balance sheet and the related gains or losses are deferred in stockholders' equity as a component of other comprehensive income. These deferred gains or losses are then amortized as an adjustment to interest expense over the same period in which the related interest payments being hedged are recognized in income. The Company did not have any interest rate swap arrangements at December 31, 2003. At December 31, 2002 the fair value of the interest rate swap arrangement was $313,000. To the extent that any derivative instrument is not designated as a hedge under SFAS No. 133, the gains and losses are recognized in income based on fair market value and is included in other comprehensive income (loss).

BASIC AND DILUTED NET INCOME PER SHARE

       Basic net income per common share is based on the weighted average number of shares of common stock outstanding during each year. Diluted net income per common share is based on the weighted average number of shares of common stock outstanding during each year, adjusted for the effect of common stock equivalents arising from the assumed exercise of stock options, warrants and convertible preferred stock, if dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

       In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This Statement is generally effective for financial instruments entered into or modified after May 31, 2003, and for the first interim period beginning after June 15, 2003. The Company's adoption of the initial recognition and initial measurement provisions of SFAS No. 150, effective July 1, 2003, did not have a material impact on the Company's results of operations of financial position.

       In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149

                           SELECT MEDICAL CORPORATION
is effective for contracts entered into or modified and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the financial condition or operating results of the Company.

       In December 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46R (FIN 46R) which replaced Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to improve financial reporting of special purpose and other entities. In accordance with the interpretation, business enterprises that represent the primary beneficiary of another entity by retaining a controlling financial interest in that entity's assets, liabilities, and results of operations must consolidate the entity in their financial statements. Prior to the issuance of FIN 46R, consolidation generally occurred when an enterprise controlled another entity through voting interests. The disclosure requirements of FIN 46R are effective for financial statements issued after December 31, 2003. The initial recognition provisions of FIN 46R are to be implemented no later than the end of the first reporting period that ends after March 15, 2004. The Company does not expect FIN 46R to have a material impact on its financial statements.

2.  ACQUISITIONS, DISPOSAL AND MANAGEMENT SERVICES AGREEMENTS

DISCONTINUED OPERATIONS

On September 27, 2004, the Company sold the land, building and certain other assets and liabilities associated with its only skilled nursing facility for approximately $11.6 million which approximates the carrying value of the skilled nursing facilities' assets. The skilled nursing facility was acquired as part of the Kessler acquisition in September 2003. The operating results of the skilled nursing facility have been reclassified and reported as discontinued operations for the year ended December 31, 2003. Previously, the operating results of this facility were included in the Company's Specialty Hospitals segment. Summarized income statement information relating to discontinued operations is as follows:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                              ------------
                                                                  2003
                                                              ------------
Net revenue.................................................     $4,407
                                                                 ------
Income from discontinued operations before income tax
  expense...................................................        415
Income tax expense..........................................        164
                                                                 ------
Income from discontinued operations, net of tax.............     $  251
                                                                 ======

  FOR THE YEAR ENDED DECEMBER 31, 2003

       On September 2, 2003, the Company completed the acquisition of all of the outstanding stock of Kessler Rehabilitation Corporation from the Henry H. Kessler Foundation, Inc. for $223.9 million in cash, net of cash acquired and $1.7 million of assumed indebtedness and $16.2 million in liabilities related to the planned restructuring. The purchase price may be adjusted either upward or downward pursuant to a post-closing working capital adjustment depending upon whether Kessler's working capital is less than or greater than a target amount on the closing balance sheet. The purchase was funded through a combination of the proceeds from the issuance of 7 1/2% Senior Subordinated Notes due 2013 and existing cash. The purchase price has been allocated to net assets acquired and liabilities assumed based on valuation studies subject to resolution of purchase price adjustments. The excess of the amount of the purchase price over the net asset value, including identifiable intangible assets, was allocated to goodwill. The results of operations of Kessler Rehabilitation Corporation have been included in the Company's

                           SELECT MEDICAL CORPORATION
consolidated financial statements since September 1, 2003. Kessler Rehabilitation Corporation operates rehabilitation hospital facilities and outpatient clinics. The Company has included the operations of Kessler's four acute medical rehabilitation hospitals in its specialty hospital segment. Kessler's outpatient clinics and onsite contract rehabilitation services have been included in the Company's outpatient rehabilitation segment. Kessler's other services, which include sales of home medical equipment, orthotics, prosthetics, and infusion/intravenous services and corporate support costs, have been included in the all other category.

       In addition during 2003, the Company acquired controlling interests in two outpatient therapy businesses. Outpatient therapy acquisitions consisted of Excel Rehabilitation Services, LLP on March 1, 2003 and Vanguard Health Services, P.C. on January 31, 2003. Total consideration for these acquisitions totaled $0.9 million including $0.6 million in cash and $0.3 million in notes issued.

       During 2003, the Company completed the repurchase of all or part of the minority interests of Rehab Advantage Therapy Services, LLC, Select Management Services, LLC and Select Specialty Hospital -- Mississippi Gulf Coast, Inc for $3.2 million in cash.

  FOR THE YEAR ENDED DECEMBER 31, 2002

       During 2002, the Company acquired controlling interests in seven outpatient therapy businesses. Outpatient therapy acquisitions consisted of Healthcare Motivations, Inc. on April 8, 2002, Pacific Coast Rehabilitation Physiotherapist Corporation on May 22, 2002, Physiotherapy Moncton Inc. and Canadian Back Rehabilitation Centre Limited on July 31, 2002, Halifax Physiotherapy and Sports Injuries Clinic Limited on September 30, 2002 and 1217406 Ontario Limited and Workplace Wellness on October 31, 2002. Total consideration for these acquisitions was $11.8 million including $9.9 million in cash and $1.9 million in notes issued.

  FOR THE YEAR ENDED DECEMBER 31, 2001

       Certain outpatient rehabilitation subsidiaries had minority equity owners whose purchase agreements allowed them to sell all or part of their interest to the Company in the event of an initial public offering. During 2001, the Company completed the repurchase of all or part of the minority interests of NW Rehabilitation Associates, LP, P.T. Services, Inc., Avalon Rehabilitation and Healthcare, LLC, Kentucky Orthopedic Rehabilitation, LLC and Canadian Back Institute Limited. Total consideration for these acquisitions totaled $15.9 million, including $10.9 million cash and $5.0 million of common stock.

       During 2001, the Company acquired controlling interests in two outpatient therapy businesses. Outpatient therapy acquisitions consisted of Metro Therapy, Inc. on September 5, 2001 and Healthcare Innovations, Inc. on November 15, 2001. Total consideration for these acquisitions was $26.2 million consisting of $22.2 million in cash and $4.1 million in notes issued.

                           SELECT MEDICAL CORPORATION

       Information with respect to businesses acquired in purchase transactions is as follows:

                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                   -------------------------------
                                                     2003        2002       2001
                                                   ---------   --------   --------
                                                           (IN THOUSANDS)
Cash paid (net of cash acquired).................  $227,731    $ 9,937    $33,084
Notes issued.....................................       316      1,864      4,100
Common stock issued..............................        --         --      4,973
                                                   --------    -------    -------
                                                    228,047     11,801     42,157
Liabilities assumed..............................    36,513        345      2,357
Estimated restructuring reserve (note 5).........    16,213         --         --
                                                   --------    -------    -------
                                                    280,773     12,146     44,514
Fair value of assets acquired, principally
  accounts receivable and property and
  equipment......................................   126,406      4,191      9,048
Trademark........................................    21,000         --         --
Non-compete agreement............................    24,000         --         --
Minority interest liabilities relieved...........     1,405         70      8,268
                                                   --------    -------    -------
Cost in excess of fair value of net assets
  acquired (goodwill)............................  $107,962    $ 7,885    $27,198
                                                   ========    =======    =======

       The following pro forma unaudited results of operations have been prepared assuming the acquisition of Kessler Rehabilitation Corporation occurred at the beginning of the periods presented. The acquisitions of the other businesses acquired are not reflected in this pro forma as their impact is not material. These results are not necessarily indicative of results of future operations nor of the results that would have actually occurred had the acquisition been consummated as of the beginning of the period presented.

                                            PRO FORMA UNAUDITED RESULTS OF OPERATIONS
                                                 FOR THE YEAR ENDED DECEMBER 30,
                                            ------------------------------------------
                                                2003           2002           2001
                                            ------------   ------------   ------------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue...............................   $1,539,580     $1,340,588     $1,144,648
Net income before cumulative effect of
  accounting change.......................       62,834         47,521         15,384
Net income................................       62,834         22,207         15,384
Basic income per common share before
  cumulative effect of accounting
  change..................................   $     0.64     $     0.51     $     0.19
Basic income per common share.............   $     0.64     $     0.24     $     0.19
Diluted income per common share before
  cumulative effect of accounting
  change..................................   $     0.60     $     0.48     $     0.18
Diluted income per common share...........   $     0.60     $     0.23     $     0.18

                           SELECT MEDICAL CORPORATION

3.  PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:

                                                              DECEMBER 31,
                                                           -------------------
                                                             2003       2002
                                                           --------   --------
                                                             (IN THOUSANDS)
Land.....................................................  $  9,789   $    501
Leasehold improvements...................................    81,319     64,317
Buildings................................................    76,631     17,970
Furniture and equipment..................................   117,233    112,942
Construction-in-progress.................................     4,431      4,085
                                                           --------   --------
                                                            289,403    199,815
Less: accumulated depreciation and amortization..........   114,501     85,108
                                                           --------   --------
Total property and equipment.............................  $174,902   $114,707
                                                           ========   ========

4.  INTANGIBLE ASSETS

       Effective January 1, 2002, the Company adopted SFAS No. 142. Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are no longer subject to periodic amortization but are instead reviewed annually as of October 1st, or more frequently if impairment indicators arise. These reviews require the Company to estimate the fair value of its identified reporting units and compare those estimates against the related carrying values. For each of the reporting units, the estimated fair value is determined utilizing the expected present value of the future cash flows of the units.

       Amortization expense for intangible assets with finite lives was $948,000 and $665,000 for the year ended December 31, 2003 and 2002, respectively. Estimated amortization expense for intangible assets for each of the five years commencing January 1, 2004 will be approximately $3,429,000 per year and primarily relates to the amortization of the non-compete agreement associated with the Kessler acquisition.

       Intangible assets consist of the following:

                                                          AS OF DECEMBER 31, 2003
                                                       -----------------------------
                                                       GROSS CARRYING   ACCUMULATED
                                                           AMOUNT       AMORTIZATION
                                                       --------------   ------------
                                                              (IN THOUSANDS)
AMORTIZED INTANGIBLE ASSETS
Non-compete agreement................................     $ 24,000        $(1,124)
Management services agreements.......................        1,081         (1,081)
                                                          --------        -------
Total................................................     $ 25,081        $(2,205)
                                                          ========        =======
UNAMORTIZED INTANGIBLE ASSETS
Goodwill.............................................     $306,251
Trademarks...........................................       58,875
                                                          --------
Total................................................     $365,126
                                                          ========

                           SELECT MEDICAL CORPORATION

                                                          AS OF DECEMBER 31, 2002
                                                       -----------------------------
                                                       GROSS CARRYING   ACCUMULATED
                                                           AMOUNT       AMORTIZATION
                                                       --------------   ------------
                                                              (IN THOUSANDS)
AMORTIZED INTANGIBLE ASSETS
Management services agreements.......................     $ 11,404        $(2,435)
                                                          ========        =======
UNAMORTIZED INTANGIBLE ASSETS
Goodwill.............................................     $196,887
Trademarks...........................................       37,875
                                                          --------
Total................................................     $234,762
                                                          ========

       The following table reflects unaudited pro forma results of operations, net of related tax effect, of the Company, giving effect to SFAS No. 142 as if it were adopted on January 1, 2001:

                                               FOR THE YEAR ENDED DECEMBER 31, 2001
                                               -------------------------------------
                                                            BASIC         DILUTED
                                                         EARNINGS PER   EARNINGS PER
                                                            SHARE          SHARE
                                                         ------------   ------------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Reported net income available to common stock
  holders....................................  $27,168      $0.34          $0.31
  Add back: Goodwill amortization............    4,740       0.06           0.05
  Add back: Trademark amortization...........      610       0.01           0.01
                                               -------      -----          -----
Adjusted net income available to common
  stockholders...............................  $32,518      $0.41          $0.37
                                               =======      =====          =====

       The changes in the carrying amount of goodwill for the Company's reportable segments for the years ended December 31, 2003 and 2002 are as follows:

                                     SPECIALTY     OUTPATIENT
                                     HOSPITALS   REHABILITATION   ALL OTHER    TOTAL
                                     ---------   --------------   ---------   --------
                                                      (IN THOUSANDS)
Balance as of January 1, 2002......  $ 84,391       $114,875        $584      $199,850
Goodwill acquired during year......        --          7,885          --         7,885
Income tax benefits recognized.....        --        (11,938)         --       (11,938)
Earn-out payments..................        --            928          --           928
Translation adjustment.............        --            192          --           192
Other..............................        --            (30)         --           (30)
                                     --------       --------        ----      --------
Balance as of December 31, 2002....    84,391        111,912         584       196,887
Goodwill acquired during year......    95,620         12,342          --       107,962
Income tax benefits recognized.....        --         (3,745)         --        (3,745)
Earn-out payments..................        --            464          --           464
Translation adjustment.............        --          4,706          --         4,706
Other..............................        --            (23)         --           (23)
                                     --------       --------        ----      --------
Balance as of December 31, 2003....  $180,011       $125,656        $584      $306,251
                                     ========       ========        ====      ========

                           SELECT MEDICAL CORPORATION

5.  RESTRUCTURING RESERVES

       During December 1998, the Company recorded a $7,648,000 restructuring reserve in connection with the acquisition of Intensiva Healthcare Corporation. The Company also recorded a restructuring reserve of $5,743,000 in 1999 related to the NovaCare acquisition. The reserves primarily included costs associated with workforce reductions of 25 and 162 employees in 1998 and 1999, respectively, and lease buyouts in accordance with the Company's qualified restructuring plan. During 2000, the Company revised its estimates for the NovaCare termination costs, severance liabilities and the anticipated closure of two central billing offices related to the NovaCare acquisition. The reserves for the billing office closures primarily included costs associated with lease buyouts and workforce reductions of 67 employees. These changes in estimates have been reflected as an adjustment to the purchase price of NovaCare.

       In 2003, the Company recorded a $16,213,000 restructuring reserve in connection with the acquisition of Kessler Rehabilitation Corporation which was accounted for as additional purchase price. The reserves primarily included costs associated with workforce reductions of 36 employees and lease buyouts in accordance with the Company's restructuring plan.

       The following summarizes the Company's restructuring activity:

                                              LEASE
                                           TERMINATION
                                              COSTS      SEVERANCE   OTHER    TOTAL
                                           -----------   ---------   -----   -------
                                                        (IN THOUSANDS)
January 1, 2001..........................    $ 3,685      $   940    $ 76    $ 4,701
Revision of estimate.....................         55          106      --        161
Amounts paid in 2001.....................     (2,053)        (914)    (76)    (3,043)
                                             -------      -------    ----    -------
December 31, 2001........................      1,687          132      --      1,819
Amounts paid in 2002.....................       (899)        (120)     --     (1,019)
                                             -------      -------    ----    -------
December 31, 2002........................        788           12      --        800
2003 acquisition restructuring costs.....      5,886       10,327      --     16,213
Amounts paid in 2003.....................       (869)      (5,769)     --     (6,638)
                                             -------      -------    ----    -------
December 31, 2003........................    $ 5,805      $ 4,570    $ --    $10,375
                                             =======      =======    ====    =======

       The Company expects to pay out the remaining lease termination costs through 2007 and severance through 2005.

                           SELECT MEDICAL CORPORATION

6.  LONG-TERM DEBT AND NOTES PAYABLE

       The components of long-term debt and notes payable are shown in the following table:

                                                              DECEMBER 31,
                                                           -------------------
                                                             2003       2002
                                                           --------   --------
                                                             (IN THOUSANDS)
9 1/2% Senior Subordinated Notes.........................  $175,000   $175,000
7 1/2% Senior Subordinated Notes.........................   175,000         --
Senior Credit facility...................................     8,483     74,110
Seller notes.............................................     7,174      8,869
Other....................................................     1,846      2,238
                                                           --------   --------
Total debt...............................................   367,503    260,217
Less: current maturities.................................    10,267     29,470
                                                           --------   --------
Total long-term debt.....................................  $357,236   $230,747
                                                           ========   ========

       On August 12, 2003, the Company issued and sold $175.0 million of 7 1/2% Senior Subordinated Notes due 2013. The net proceeds of the 7 1/2% Senior Subordinated Notes offering together with existing cash were used to complete the acquisition of Kessler Rehabilitation Corporation. The 7 1/2% Senior Subordinated Notes are fully and unconditionally guaranteed on a senior subordinated basis by all of the Company's wholly owned domestic subsidiaries (the "Subsidiary Guarantors"). Certain of the Company's subsidiaries did not guarantee the 7 1/2% Senior Subordinated Notes (the "Non-Guarantor Subsidiaries"). The guarantees of the 7 1/2% Senior Subordinated Notes are subordinated in right of payment to all existing and future senior indebtedness of the Subsidiary Guarantors, including any borrowings or guarantees by those subsidiaries under the senior credit facility. The 7 1/2% Senior Subordinated Notes rank equally in right of payment with all of the Company's existing and future senior subordinated indebtedness, including the existing 9 1/2% senior subordinated notes, and senior to all of the Company's existing and future subordinated indebtedness. The Subsidiary Guarantors are the same for both the 7 1/2% and the 9 1/2% Senior Subordinated Notes.

       On June 11, 2001, the Company issued and sold $175.0 million aggregate principle amount of 9 1/2% Senior Subordinated Notes due June 15, 2009. The net proceeds relating to the 9 1/2% Senior Subordinated Notes were used to repay debt under the Company's senior credit facility and to repay 10% Senior Subordinated Notes. Deferred financing costs and discounts of $14,223,000 related to the repayments were reflected as a loss on early retirement of debt in 2001. The 9 1/2% Senior Subordinated Notes are fully and unconditionally guaranteed, jointly and severally, by the Subsidiary Guarantors. The Non-Guarantor Subsidiaries did not guarantee the notes.

       The senior credit facility consists of a term portion of approximately $8.5 million and a revolving credit portion of approximately $152.4 million. The term debt began quarterly amortization in September 2001, with a final maturity date of September 2005. The revolving commitment also matures in September 2005. Borrowings under the facility bear interest at either LIBOR or Prime rate, plus applicable margins based on financial covenant ratio tests. Borrowings bore interest at approximately 5.6% and 7.4% at December 31, 2003 and 2002, respectively. A commitment fee of .375% to .5% per annum is charged on the unused portion of the credit facility. Availability under the revolving credit facility at December 31, 2003 was approximately $141.8 million. The credit facility is collateralized by substantially all of the tangible and intangible assets of the Company and its domestic subsidiaries, including all of the capital stock of its domestic subsidiaries and 65% of the capital stock of its direct foreign subsidiaries and includes restrictions on certain payments by the Company, including dividend payments, minimum net worth requirements and other covenants. The Company is authorized to issue up to $15.0 million in letters of

                           SELECT MEDICAL CORPORATION
credit. Letters of credit reduce the capacity under the revolving credit facility and bear interest at applicable margins based on financial covenant ratio tests. Approximately $10.6 million and $4.6 million in letters of credit were issued at December 31, 2003 and 2002, respectively.

       In 1999 and 1998, the Company issued 10% Senior Subordinated Notes to a principal stockholder of the Company and had common shares attached which were recorded at the estimated fair market value on the date of issuance. The common shares issued were recorded as a discount to the Senior Subordinated Notes and were amortized using the interest method. In connection with the repayment of the 10% Senior Subordinated Notes in full during 2001, 480,096 shares of common stock were returned to the Company.

       The Company's obligations under its previous credit agreements, which were refinanced in 1999, were collateralized by guarantees from certain of the Company's principal stockholders. In connection with the debt guarantees, the Company and these shareholders entered into a warrant agreement. The Company issued 1,098,000, 920,000 and 1,728,000 warrants to purchase common stock to these shareholders in 2000, 1999 and 1998, respectively, that entitled the holder of each warrant to purchase one share of common stock at an exercise price of $3.04 per share or at a price equal to the lowest selling price of common shares sold by the Company after June 30, 1998. The value of the warrants was accounted for as a financing cost and amortized over the term of the guarantees. The warrants were exercised in February and June of 2003.

       The Seller Notes relate to the acquisition of related businesses and require periodic payments of principal and interest that mature on various dates through 2007. Also, certain of the notes contain minimum net worth requirements.

       Maturities of long-term debt for the years after 2004 are approximately as follows (in thousands):

2005........................................................  $  7,076
2006........................................................       116
2007........................................................        44
2008........................................................        --
2009 and after..............................................   350,000

7.  STOCKHOLDERS' EQUITY

SHAREHOLDER RIGHTS PLAN

       On September 17, 2001, the Company's Board of Directors adopted a Shareholder Rights Plan (the Rights Plan). Under the Rights Plan, rights were distributed as a dividend at the rate of one right for each share of common stock of the Company held by the shareholders of record as of the close of business on October 2, 2001. Until the occurrence of certain events, the rights are represented by and traded in tandem with the common stock. As a result of the 2-for-1 split of the Company's common stock that was effected on December 23, 2003, under the terms of the Rights Plan, each share of common stock now represents and trades in tandem with 1/2 of a right. Each right will separate and entitle the shareholders to buy stock upon an occurrence of certain takeover or stock accumulation events. Should any person or group (Acquiring Person) acquire beneficial ownership of 15% or more of the Company's common stock, each whole right not held by the Acquiring Person becomes the right to purchase, at an exercise price of $104, that number of shares of the Company's common stock that at the time of the transaction, have a market value of twice the exercise price. In addition, if after a person or group becomes an Acquiring Person the Company merges, consolidates or engages in a similar transaction in which it does not survive, each holder has a "flip-over" right to buy discounted stock in the acquiring company. Certain of our stockholders will not be and cannot become an Acquiring Person and will not be counted as affiliates or

                           SELECT MEDICAL CORPORATION
associates of any other person in determining whether such person is an Acquiring Person under the Rights Plan.

       Under certain circumstances, the rights are redeemable by the Company at a price of $0.0005 per right. Further, if any person or group becomes an Acquiring Person, the Board of Directors has the option to exchange one share of common stock for each right held by any Person other than the Acquiring Person. The rights expire on September 17, 2011.

CLASS A PREFERRED STOCK

       The Company was authorized to issue 55,000 shares of cumulative, non-voting Class A Preferred Stock. The Company sold 48,000 shares of Class A Preferred Stock during 1998. The Class A Preferred Stock had an annual cash dividend rate of 8% per share, which accrued on a daily basis.

       In connection with the Company's initial public offering in April 2001, all outstanding Class A Preferred Stock was redeemed. The accrued dividends on the Class A Preferred Stock totaling $14.1 million were subsequently paid on May 2, 2001.

CLASS B PREFERRED STOCK

       In connection with the NovaCare acquisition in 1999, the Company sold 16,000,000 shares of Class B Preferred Stock at a price of $3.75 per share for net proceeds of $59,361,000. Each share of Class B preferred stock was convertible at any time, at the option of the stockholder, into 1.152 shares of common stock. The Class B Preferred Stock had an annual cash dividend rate of 6% per share, which accrued on a daily basis.

       In connection with the Company's initial public offering in April 10, 2001, all 16,000,000 outstanding Class B Preferred Stock automatically converted into 18,432,000 shares of common stock. The accrued dividends on the Class B Preferred Stock totaling $5.2 million were paid on May 2, 2001.

COMMON STOCK

       On November 11, 2003, the Company's Board of Directors approved a 2-for-1 split of its common stock. The stock split was effected in the form of a 100% stock dividend that was paid on December 23, 2003 to shareholders of record on December 5, 2003. All common issued and outstanding share and per share information has been retroactively restated to reflect the effects of this 2-for-1 stock split.

       On November 25, 2003, the Company's Board of Directors declared a cash dividend of $0.03 per share. The dividend was paid on December 29, 2003 to the Company's stockholders of record as of the close of business on December 5, 2003.

       In connection with the debt offering as described in Note 6, the Company repaid its 10% Senior Subordinated Notes which resulted in the return to the Company of 480,096 shares of common stock that were issued to WCAS Capital Partners III, L.P. in conjunction with the November 19, 1999 10% Senior Subordinated Notes.

8.  INITIAL PUBLIC OFFERING

       In April of 2001, the Company completed an initial public offering of 20,700,000 shares of its common stock at an offering price of $4.75 per share before an underwriters discount of $.3325 per share. The net proceeds of the offering, after deducting expenses and underwriting discounts and commissions, of $89.2 million were used to repay senior debt under the term and revolving loan portions of the Company's credit facility and to redeem Class A Preferred Stock. All 52,838 shares of the Class A Preferred Stock

                           SELECT MEDICAL CORPORATION
were redeemed on April 10, 2001 for $52,838,000. In addition, the Company's Class B Preferred Stock automatically converted into 18,432,000 shares of common stock upon completion of the offering.

       In January 2001, in anticipation of the initial public offering, the Company entered into an amendment to its credit agreement that became effective in April 2001. The amendment allowed for the use of the net proceeds of the offering to repay $24.0 million of our senior debt under the U.S. term loan portion of the bank credit facility and to redeem $52.8 million of Class A Preferred Stock.

       In conjunction with the Company's initial public offering, the Company purchased outstanding minority interests of certain of its subsidiaries for $10.9 million in cash and $5.0 million in common stock. The acquisitions were accounted for using the purchase method of accounting.

9.  STOCK OPTION PLANS

       The Company's 1997 Stock Option Plan (the Plan) provides for the granting of options to purchase shares of Company stock to certain executives, employees and directors.

       Options under the Plan carry various restrictions. Under the Plan, certain options granted to employees will be qualified incentive stock options within the meaning of Section 422A of the Internal Revenue Code and other options will be considered nonqualified stock options. Both incentive stock options and nonqualified stock options may be granted for no less than market value at the day of the grant and expire no later than ten years after the date of the grant.

       Originally under the Plan, options to acquire up to 11,520,000 shares of the stock could be granted. On February 22, 2001, the Plan was amended and restated to provide for the issuance of up to 11,520,000 shares of common stock plus any additional amount necessary to make the total shares available for issuance under the Plan equal to the sum of 11,520,000 plus 14% of the total issued and outstanding common stock in excess of 69,120,000 shares, subject to adjustment for stock splits, stock dividends and similar changes in capitalization.

       On April 11, 2002, the Company's Board of Directors adopted the Select Medical Corporation Second Amended and Restated 1997 Stock Option Plan, which was approved by the stockholders on May 13, 2002. The amended plan provides for the grant of non-qualified stock options to key employees to purchase an additional 6,000,000 shares of common stock. A substantial portion of these options are Performance Accelerated Vesting Options. The Performance Accelerated Vesting Options will vest and become exercisable on the seventh anniversary of the grant of such options, but the vesting schedule for these options will be accelerated if the Company meets or exceeds its performance-based targets of earnings per share (EPS) and return on equity (ROE). The EPS target for 2002 was $0.42 and for each subsequent year, the EPS target will be calculated by increasing the immediately preceding year's EPS target by fifteen percent. The ROE target for 2002 was 13.5%, and for each subsequent year the ROE target shall be determined by increasing the target percentage for the immediately preceding year by .5%. Twenty percent (20%) of a grant of Performance Accelerated Vesting Options shall vest and become exercisable after the completion of each fiscal year in which the Company meets or exceeds both its earnings per share and return on equity targets. No accelerated vesting shall occur in years in which the Company fails to meet either of its targets. In addition, if the Company meets both of these targets in 2002, 2003 and 2004, and the Company's earnings per share for fiscal year 2004 is greater than or equal to $0.61, then all Performance Accelerated Vesting Options will become fully vested and immediately exercisable. Due to the Company meeting its performance-based targets of EPS and ROE in 2002 and 2003, 20% of the Performance Accelerated Vesting Options vested subsequent to December 31, 2002 and 20% vested subsequent to December 31, 2003. Total options available for grant under the Second Amended and Restated 1997 Stock Option Plan were 22,154,000 and 20,912,000 at December 31, 2003 and 2002, respectively.

                           SELECT MEDICAL CORPORATION

       Transactions and other information related to the Second Amended and Restated 1997 Stock Option Plan are as follows:

                                                                   WEIGHTED AVERAGE
                                        PRICE PER SHARE   SHARES    EXERCISE PRICE
                                        ---------------   ------   ----------------
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Balance, December 31, 2000............  $ 0.87 to  5.21    9,002        $ 3.40
  Granted.............................    4.75 to  8.53    5,110          5.67
  Exercised...........................    3.04 to  5.21   (1,404)         3.09
  Forfeited...........................    3.04 to  5.64     (192)         4.65
                                        ---------------   ------        ------
Balance, December 31, 2001............  $ 0.87 to  8.53   12,516        $ 4.40
  Granted.............................    6.33 to  7.63    8,954          7.44
  Exercised...........................    3.04 to  5.88   (1,298)         3.16
  Forfeited...........................    3.04 to  8.53     (470)         6.07
                                        ---------------   ------        ------
Balance, December 31, 2002............  $ 0.87 to  8.53   19,702        $ 5.82
  Granted.............................   16.50 to  6.68    7,899         15.12
  Exercised...........................    0.87 to  8.53   (6,313)         4.35
  Forfeited...........................    3.04 to 16.50     (333)         5.46
                                        ---------------   ------        ------
Balance, December 31, 2003............  $ 3.04 to 16.50   20,955        $ 9.78
                                        ===============   ======        ======

       Additional information with respect to the outstanding options as of December 31, 2003, 2002, 2001 and 2000 for the Second Amended and Restated 1997 Stock Option Plan is as follows:

                                                   RANGE OF EXERCISE PRICES
                                   --------------------------------------------------------
                                   $0.87-$5.88   $6.33-$7.53   $7.63-$10.25   $14.53-$16.50
                                   -----------   -----------   ------------   -------------
                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Number outstanding at December
  31, 2000.......................     9,002            --            --              --
Options outstanding weighted
  average remaining contractual
  life...........................      8.71            --            --              --
Number of exercisable............     5,016            --            --              --
Number outstanding at December
  31, 2001.......................    12,306            96           114              --
Options outstanding weighted
  average remaining contractual
  life...........................      8.39          9.85          9.66              --
Number of exercisable............     6,222            --            --              --
Number outstanding at December
  31, 2002.......................    10,777         2,016         6,909              --
Options outstanding weighted
  average remaining contractual
  life...........................      7.53          9.19          9.36              --
Number of exercisable............     6,538         1,034         2,119              --
Number outstanding at December
  31, 2003.......................     4,817         2,033         6,334           7,771
Options outstanding weighted
  average remaining contractual
  life...........................      6.88          8.22          8.36            9.70
Number of exercisable............     2,297         1,253         2,597           3,550

                           SELECT MEDICAL CORPORATION

       On February 12, 2002, the Company's Board of Directors adopted the 2002 Non-Employee Directors' Plan, which was amended on April 11, 2002, and approved by the stockholders on May 13, 2002. Under the terms of the Non-Employee Directors' Plan, directors who are not employees of the Company may be granted non-qualified stock options to purchase up to 500,000 shares of the Company's common stock (such number being subject to adjustment under the terms of the plan), at a price of not less than 100% of the market price on the date the option is granted. Options expire no later than ten years after the date of grant.

       Transactions and other information related to the 2002 Non-Employee Directors' Plan are as follows:

                                                                     WEIGHTED AVERAGE
                                          PRICE PER SHARE   SHARES    EXERCISE PRICE
                                          ---------------   ------   ----------------
                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Balance, December 31, 2001..............  $           --      --          $  --
  Granted...............................            7.02      56           7.02
                                          --------------     ---          -----
Balance, December 31, 2002..............            7.02      56           7.02
  Granted...............................   6.68 to 14.53      78           8.69
  Exercised.............................            7.02       3           7.02
                                          --------------     ---          -----
Balance, December 31, 2003..............  $6.68 to 14.53     131          $8.01
                                          ==============     ===          =====

       Additional information with respect to the outstanding options as of December 31, 2003 and 2002 for the 2002 Non-employee Directors' Plan is as follows:

                                                            $6.68   $7.02   $14.53
                                                            -----   -----   ------
                                                            (IN THOUSANDS, EXCEPT
                                                              PER SHARE AMOUNTS)
Number outstanding at December 31, 2002...................    --      56       --
Options outstanding weighted average remaining contractual
  life....................................................    --    9.12       --
Number of exercisable.....................................    --      --       --
Number outstanding at December 31, 2003...................    58      53       20
Options outstanding weighted average remaining contractual
  life....................................................  9.14    8.12     9.61
Number of exercisable.....................................    --       8       --

10.  INCOME TAXES

       Significant components of the Company's tax provision for the years ended December 31, 2003, 2002 and 2001 are as follows:

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                    ---------------------------------
                                                      2003        2002        2001
                                                    ---------   ---------   ---------
                                                             (IN THOUSANDS)
Current:
  Federal.........................................   $33,307     $14,345     $ 5,885
  State and local.................................     6,258       3,599       2,203
  Foreign.........................................     2,359       1,754         939
                                                     -------     -------     -------
Total current.....................................    41,924      19,698       9,027
Deferred..........................................     6,837       8,878      (5,903)
                                                     -------     -------     -------
Total income tax provision........................   $48,761     $28,576     $ 3,124
Less:
  Income tax provision relating to discontinued
  operations......................................       164          --          --
                                                     -------     -------     -------
Income tax provision related to continuing
  operations......................................   $48,597     $28,576     $ 3,124
                                                     =======     =======     =======

                           SELECT MEDICAL CORPORATION

       The difference between the expected income tax provision at the federal statutory rate of 35% and the income tax expense (benefit) recognized in the financial statements is as follows:

                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                    ---------------------------------
                                                     2003         2002         2001
                                                    ------       ------       -------
Expected federal tax rate.........................   35.0%        35.0%         35.0%
State taxes, net of federal benefit...............    3.0          2.9           4.4
Non-deductible goodwill...........................     --           --           4.6
Other permanent differences.......................    1.2          0.5           0.8
Foreign taxes.....................................    0.4          0.5           0.8
Valuation allowance...............................     --           --         (29.5)
Net operating loss usage..........................     --           --         (10.3)
Other.............................................     --          0.4           3.7
                                                     ----         ----         -----
Total.............................................   39.6%        39.3%          9.5%
                                                     ====         ====         =====

       Undistributed earnings of the Company's foreign subsidiary are permanently reinvested. Accordingly, no deferred taxes have been provided on these earnings.

       A summary of deferred tax assets and liabilities is as follows:

                                                             FOR THE YEAR ENDED
                                                                DECEMBER 31,
                                                             -------------------
                                                               2003       2002
                                                             --------   --------
                                                               (IN THOUSANDS)
Deferred tax assets (liabilities) -- current
Allowance for doubtful accounts............................  $42,991    $31,327
Compensation and benefit related accruals..................   10,897      9,100
Malpractice insurance......................................    1,246         --
Restructuring reserve......................................    3,319         --
Other accruals, net........................................    3,246       (268)
                                                             -------    -------
Net deferred tax asset -- current..........................   61,699     40,159
                                                             -------    -------
Deferred tax assets (liabilities) -- non current
Expenses not currently deductible for tax..................    1,079         --
Net operating loss carry forwards..........................    9,624      7,086
Depreciation and amortization..............................      420      3,737
                                                             -------    -------
Net deferred tax asset -- non current......................   11,123     10,823
                                                             -------    -------
Net deferred tax asset before valuation allowance..........   72,822     50,982
Valuation allowance........................................   (4,520)    (2,862)
                                                             -------    -------
                                                             $68,302    $48,120
                                                             =======    =======

       Prior to 2001, the Company had historically provided a valuation allowance for substantially all of its deferred tax assets as a result of the Company's limited operating history and the cumulative losses incurred in prior years. In 2001, management concluded that it was more likely than not that those deferred tax items would be realized, due to the cumulative profitable operations over the past three years. The reversal of those valuation allowances in the fourth quarter of 2001 resulted in a reduction in the tax

                           SELECT MEDICAL CORPORATION
provision of $9.7 million and a reduction in goodwill of $18.5 million. The reduction in goodwill relates to those deferred tax assets originating through acquisitions.

       Net operating loss carry forwards expire as follows (in thousands):

2004........................................................  $   97
2005........................................................      97
2006........................................................      --
2007........................................................      --
Thereafter through 2019.....................................  $4,400

       As a result of the acquisition of American Transitional Hospitals, Inc. and Kessler Rehabilitation Corporation, the Company is subject to the provisions of Section 382 of the Internal Revenue Code which provide for annual limitations on the deductibility of acquired net operating losses and certain tax deductions. These limitations apply until the earlier of utilization or expiration of the net operating losses. Additionally, if certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the carryforwards that can be utilized.

11.  LOSS ON EARLY RETIREMENT OF DEBT

       As a result of the initial public offering of stock in April 2001 and the issuance of $175 million of 9 1/2% Senior Subordinated Notes in June 2001, the Company repaid $75 million of the U.S. term loan and all $90 million of the 10% Senior Subordinated Notes. The loss on early retirement of debt item consists of $1.3 million of unamortized deferred financing costs related to the repayment of the U.S. term loan and $12.9 million of deferred financing costs and unamortized discount related to the repayment of our 10% Senior Subordinated Notes.

       In 2003, the Company adopted SFAS 145 and reclassified the 2001 loss on early retirement of debt, which was previously recorded as an extraordinary item, net of tax, to the other income and expense category in the consolidated statement of operations. The tax benefit of $5.5 million recorded in 2001 was reclassified to income tax expense.

12.  RETIREMENT SAVINGS PLAN

       The Company sponsors a defined contribution retirement savings plan for substantially all of its employees. Employees may elect to defer up to 15% of their salary. The Company matches 50% of the first 6% of compensation employees contribute to the plan. The employees vest in the employer contributions over a three-year period beginning on the employee's hire date. The expense incurred by the Company related to this plan was $4,893,000, $4,922,000 and $4,617,000 during the years ended December 31, 2003, 2002 and 2001, respectively.

       A subsidiary of the Company sponsored a defined contribution savings plan for substantially all eligible employees who have reached 21 years of age and have completed one year of service. Employees may elect to defer up to 15% of their salary. The subsidiary matches 50% of the first 4% of compensation employees contribute to the plan. The employees vest in the employer contributions over a five-year period beginning on the employee's hire date. The expense incurred by the subsidiary related to this plan was $118,000 for the four months ended December 31, 2003.

13.  SEGMENT INFORMATION

       SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information", establishes standards for reporting information about operating segments and related disclosures about

                           SELECT MEDICAL CORPORATION
products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position.

       The Company's segments consist of (i) specialty hospitals and (ii) outpatient rehabilitation. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance of the segments based on Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, loss on early retirement of debt, equity in earnings from joint ventures and minority interest.

       The following table summarizes selected financial data for the Company's reportable segments:

                                              YEAR ENDED DECEMBER 31, 2003
                                   ---------------------------------------------------
                                   SPECIALTY     OUTPATIENT
                                   HOSPITALS   REHABILITATION   ALL OTHER     TOTAL
                                   ---------   --------------   ---------   ----------
                                                     (IN THOUSANDS)
Net revenue......................  $849,261       $529,262      $ 13,843    $1,392,366
Adjusted EBITDA..................   145,649         74,988       (36,184)      184,453
Total assets.....................   512,956        365,534       200,508     1,078,998
Capital expenditures.............    22,559          8,514         4,779        35,852

                                              YEAR ENDED DECEMBER 31, 2002
                                   ---------------------------------------------------
                                   SPECIALTY     OUTPATIENT
                                   HOSPITALS   REHABILITATION   ALL OTHER     TOTAL
                                   ---------   --------------   ---------   ----------
                                                     (IN THOUSANDS)
Net revenue......................  $625,238       $485,101      $ 16,220    $1,126,559
Adjusted EBITDA..................    70,891         81,136       (24,748)      127,279
Total assets.....................   332,737        326,763        79,559       739,059
Capital expenditures.............    28,791         12,637         1,755        43,183

                                              YEAR ENDED DECEMBER 31, 2001
                                    -------------------------------------------------
                                    SPECIALTY     OUTPATIENT
                                    HOSPITALS   REHABILITATION   ALL OTHER    TOTAL
                                    ---------   --------------   ---------   --------
                                                     (IN THOUSANDS)
Net revenue.......................  $503,021       $440,791      $ 15,144    $958,956
Adjusted EBITDA...................    57,556         76,127       (21,665)    112,018
Total assets......................   303,910        318,224        28,711     650,845
Capital expenditures..............    13,452          8,800         1,759      24,011

                           SELECT MEDICAL CORPORATION

       A reconciliation of net income to Adjusted EBITDA is as follows:

                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                 ---------------------------------
                                                   2003        2002        2001
                                                 ---------   ---------   ---------
                                                          (IN THOUSANDS)
Net income.....................................  $ 74,471    $ 44,231    $ 29,681
Income tax expense.............................    48,597      28,576       3,124
Minority interest..............................     2,402       2,022       3,491
Interest expense...............................    26,340      27,210      29,716
Interest income................................      (936)       (596)       (507)
Equity in earnings from joint ventures.........      (824)         --          --
Income from discontinued operations............      (251)         --          --
Loss on early retirement of debt...............        --          --      14,223
Depreciation and amortization..................    34,654      25,836      32,290
                                                 --------    --------    --------
Adjusted EBITDA................................  $184,453    $127,279    $112,018
                                                 ========    ========    ========

                           SELECT MEDICAL CORPORATION

14.  NET INCOME PER SHARE

       Under SFAS No. 128, "Earnings per Share" (EPS), the Company's granting of certain stock options, warrants and convertible preferred stock resulted in potential dilution of basic EPS. The following table sets forth for the periods indicated the calculation of net income per share in the Company's consolidated Statement of Operations and the differences between basic weighted average shares outstanding and diluted weighted average shares outstanding used to compute diluted EPS:

                                                           DECEMBER 31,
                                                   ----------------------------
                                                     2003      2002      2001
                                                   --------   -------   -------
                                                      (IN THOUSANDS, EXCEPT
                                                        PER SHARE AMOUNTS)
Numerator:
  Income from continuing operations..............  $ 74,220   $44,231   $29,681
  Income from discontinued operations, net of
     tax.........................................       251        --        --
                                                   --------   -------   -------
  Net income.....................................    74,471    44,231    29,681
  Less: Preferred stock dividends................        --        --     2,513
                                                   --------   -------   -------
  Numerator for basic earnings per share-income
     available to common stockholders............    74,471    44,231    27,168
Effect of dilutive securities:
  Class B Preferred stock dividends..............        --        --     1,067
                                                   --------   -------   -------
  Numerator for diluted earnings per
     share -- Income available to common
     Stockholders after assumed conversions......  $ 74,471   $44,231   $28,235
                                                   ========   =======   =======
Denominator:
  Denominator for basic earnings per
     share-weighted average shares...............    97,452    92,928    79,915
  Effect of dilutive securities:
  a) Stock options...............................     5,853     3,178     3,818
  b) Warrants....................................       686     2,150     2,146
  c) Convertible preferred stock.................        --        --     5,050
                                                   --------   -------   -------
Denominator for diluted earnings per
  share-adjusted weighted average shares and
  assumed conversions............................   103,991    98,256    90,929
                                                   ========   =======   =======
Basic income per common share:
  Income from continuing operations..............  $   0.76   $  0.48   $  0.34
  Income from discontinued operations............       N/M        --        --
                                                   --------   -------   -------
  Net income per common share....................  $   0.76   $  0.48   $  0.34
                                                   ========   =======   =======
Diluted income per common share:
  Income from continuing operations..............  $   0.72   $  0.45   $  0.31
  Income from discontinued operations............       N/M        --        --
                                                   --------   -------   -------
  Net income per common share....................  $   0.72   $  0.45   $  0.31
                                                   ========   =======   =======

                           SELECT MEDICAL CORPORATION

       The following amounts are shown here for informational and comparative purposes only since their inclusion would be anti-dilutive (in thousands):

                                                           2003    2002    2001
                                                           -----   -----   ----
a) Stock options.........................................  2,336   7,398   200

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

       Financial instruments include cash and cash equivalents, notes payable and long-term debt. The carrying amount of cash and cash equivalents approximates fair value because of the short-term maturity of these instruments.

       The Company is exposed to the impact of interest rate changes. The Company's objective is to manage the impact of the interest rate changes on earnings and cash flows and on the market value of its borrowings. The Company entered into an interest rate swap in March 2001 which became effective in April 2001. The swap originally matured in March 2005. In January 2002, the swap maturity date was amended to March 2003. Approximately $56 million and $69 million (notional amount) of the variable credit facility debt at December 31, 2002 and 2001, respectively, was converted to fixed rate. The variable interest rate of the debt was 4.4% and 5.3% and the fixed rate of the swap was 8.1% and 8.4% at December 31, 2002 and 2001, respectively. The differential to be paid or received from the counterparty in the agreement is recorded as interest expense as rates reset. The net settlement resulted in a $2.1 million and $0.8 million increase in interest expense in 2002 and 2001, respectively.

       The fair market value of this swap recorded was a liability of $0.3 million as of December 31, 2002. The interest rate swap has been designated as a hedge and qualified under the provision of SFAS No. 133 as an effective hedge under the short-cut method. Accordingly, the change in the fair value for the year ended December 31, 2002 was recorded in other comprehensive income.

       Borrowings under the credit facility which are not subject to the swap have variable rates that reflect currently available terms and conditions for similar debt. The carrying amount of this debt is a reasonable estimate of fair value.

       The 9 1/2% Senior Subordinated Notes and the 7 1/2% Senior Subordinated Notes, which were issued and sold on June 11, 2001 and August 12, 2003, respectively, are traded in public markets. The carrying value for both the 9 1/2% Senior Subordinated Notes and the 7 1/2% Senior Subordinated Notes was $175.0 million at December 2003 and 2002. The estimated fair value of the 9 1/2% Senior Subordinated Notes was $192.1 million and $181.1 million at December 31, 2003 and 2002, respectively. The estimated fair value of the 7 1/2% Senior Subordinated Notes was $185.5 million at December 31, 2003.

16.  RELATED PARTY TRANSACTIONS

       The Company is party to various rental and other agreements with companies owned by a related party affiliated through common ownership or management. The Company made rental and other payments aggregating $1,525,000, $1,434,000, and $1,186,000 during the years ended December 31, 2003, 2002 and 2001, respectively, to the affiliated companies.

                           SELECT MEDICAL CORPORATION

       As of December 31, 2003, future rental commitments under outstanding agreements with the affiliated companies are approximately as follows (in thousands):

2004........................................................   $ 1,584
2005........................................................     1,644
2006........................................................     1,706
2007........................................................     1,770
2008........................................................     1,780
Thereafter..................................................    10,955
                                                               -------
                                                               $19,439
                                                               =======

       In September 2002, the Company acquired Select Air II Corporation for consideration of $2,456,000 and in November 2002, the Company acquired Select Transport, Inc. for consideration of $1,007,850, in each case from a related party.

       As further discussed in Note 6, the Company issued 3,746,000 warrants to purchase common stock to certain of its principal stockholders in connection with guarantees of previous credit agreements. These warrants were exercised in February and June of 2003.

17.  COMMITMENTS AND CONTINGENCIES

LEASES

       The Company leases facilities and equipment from unrelated parties under operating leases. Minimum future lease obligations on long-term non-cancelable operating leases in effect at December 31, 2003 are approximately as follows (in thousands):

2004........................................................   $ 71,842
2005........................................................     57,183
2006........................................................     41,383
2007........................................................     25,937
2008........................................................     14,835
Thereafter..................................................     22,248
                                                               --------
                                                               $233,428
                                                               ========

       Total rent expense for operating leases for the years ended December 31 2003, 2002 and 2001 was approximately $95,188,000, $85,215,000 and $75,621,000 respectively.

PATIENT CARE OBLIGATION

       The Company acquired a long-term obligation to care for an indigent, ventilator dependent, quadriplegic individual through its acquisition of Kessler Rehabilitation Corporation. The Company has utilized actuarial methods in estimating and recording its liability for the care of this individual. Changes in variables utilized in estimating this liability such as life expectancy, level of medical care and medical care costs can have a significant effect on the estimated liability. The Company monitors these variables and makes periodic adjustments to the estimated liability as appropriate. The estimated cost for this individual's care at December 31, 2003 is $3.6 million.

                           SELECT MEDICAL CORPORATION

OTHER

       In March 2000, the Company entered into three-year employment agreements with three of its executive officers. Under these agreements, the three executive officers will receive a combined total annual salary of $2,100,000 subject to adjustment by the Company's Board of Directors. At the end of each 12-month period beginning March 1, 2000, the term of each employment agreement automatically extends for an additional year unless one of the executives or the Company gives written notice to the other not less than three months prior to the end of that 12-month period that they do not want the term of the employment agreement to continue.

       A subsidiary of the Company has entered into a naming, promotional and sponsorship agreement for a sports complex. The naming, promotional and sponsorship agreement is in effect until 2026. The subsidiary is required to make payments in accordance with the contract terms over 25 years ranging from $1,400,000 to $1,963,000 per year and provide physical therapy and training services.

LITIGATION

       In February 2002, PHICO Insurance Company ("PHICO"), at the request of the Pennsylvania Insurance Department, was placed in liquidation by an order of the Commonwealth Court of Pennsylvania ("Liquidation Order"). The Company had placed its primary malpractice insurance coverage through PHICO from June 1998 through December 2000. In January 2001, these policies were replaced by policies issued with other insurers. Currently, the Company has approximately ten unsettled cases in eight states from the policy years covered by PHICO issued policies. The Liquidation Order referred these claims to the various state guaranty associations. These state guaranty association statutes generally provide for coverage between $100,000-$300,000 per insured claim, depending upon the state. Some states also have catastrophic loss funds to cover losses in excess of the available state guaranty funds. Most state insurance guaranty statutes provide for net worth and residency limitations that, if applicable, may limit or prevent the Company from recovering from these state guaranty association funds. At this time, the Company believes that it will meet the requirements for coverage under most of the applicable state guarantee association statutes, and that the resolution of these claims will not have a material adverse effect on the Company's financial position, cash flow or results of operations. However, because the rules related to state guaranty association funds are subject to interpretation, and because these claims are still in the process of resolution, the Company's conclusions may change as this process progresses.

       The Company is subject to legal proceedings and claims that have arisen in the ordinary course of its business and have not been finally adjudicated, which include malpractice claims covered (subject to the above discussion regarding PHICO Insurance Company) under the Company's insurance policy. In the opinion of management, the outcome of these actions will not have a material effect on the financial position or results of operations of the Company.

18.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

       Non-cash investing and financing activities are comprised of the following for the years ended December 31, 2003, 2002 and 2001:

DESCRIPTION OF TRANSACTION                             2003      2002     2001
--------------------------                            -------   ------   ------
                                                           (IN THOUSANDS)
Acquisitions paid for in stock (Note 2).............       --       --   $4,973
Notes issued with acquisitions (Note 2).............  $   316   $1,864    4,100
Liabilities assumed with acquisitions (Note 2)......   36,513      345    2,357
Preferred stock dividends (Note 7)..................       --       --    2,513
Tax benefit of stock option exercises...............  $25,059   $2,239   $2,513

                           SELECT MEDICAL CORPORATION

19.  SUBSEQUENT EVENTS

       On February 23, 2004, the Company's Board of Directors authorized a program to repurchase up to $80.0 million of its common stock. The program will remain in effect until August 31, 2005, unless extended by the Board of Directors. The extent to which the Company repurchases its shares and the timing of any purchases will depend on prevailing market conditions and other corporate considerations. The Company anticipates funding for this program to come from available corporate funds, including cash on hand and future cash flow. The repurchased shares will be immediately retired.

       On February 11, 2004, the Company's Board of Directors declared a cash dividend of $0.03 per share. The dividend will be payable on or about March 19, 2004 to the Company's stockholders of record as of the close of business on February 27, 2004.

20.  FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTOR
     SUBSIDIARIES

       The Company conducts a significant portion of its business through its subsidiaries. Presented below is condensed consolidating financial information for the Company, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries at December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001. All Subsidiary Guarantors were wholly-owned as of the date of the registration of the debt offerings as described in Note 6.

       On January 1, 2003, the Company purchased the outstanding minority interests of Rehab Advantage Therapy Services, LLC and Select Management Services, LLC. The operations of these businesses through December 31, 2002 have been included as Non-Guarantor Subsidiaries. The operations of the businesses (through a 100% owned subsidiary) commencing on January 1, 2003 have been included as Guarantor Subsidiaries.

       The equity method has been used by the Company with respect to investments in subsidiaries. The equity method has been used by Subsidiary Guarantors with respect to investments in Non-Guarantor Subsidiaries. Separate financial statements for Subsidiary Guarantors are not presented.

       The following table sets forth the Non-Guarantor Subsidiaries at December 31, 2003:

         Canadian Back Institute Limited
         Cupertino Medical Center, P.C.
         Kentucky Orthopedic Rehabilitation, LLC.
         Medical Information Management Systems, LLC.
         Metro Therapy, Inc.
         Millennium Rehab Services, LLC.
         Philadelphia Occupational Health, P.C.
         Select Specialty Hospital -- Central Pennsylvania, L.P.
         Select Specialty Hospital -- Houston, L.P.
         Select Specialty Hospital -- Mississippi Gulf Coast, Inc. TJ Corporation I, LLC.
         U.S. Regional Occupational Health II, P.C.

                           SELECT MEDICAL CORPORATION

                           SELECT MEDICAL CORPORATION

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                                  DECEMBER 31, 2003
                                     ---------------------------------------------------------------------------
                                     SELECT MEDICAL
                                       CORPORATION                      NON-
                                     (PARENT COMPANY   SUBSIDIARY    GUARANTOR
                                          ONLY)        GUARANTORS   SUBSIDIARIES   ELIMINATIONS     CONSOLIDATED
                                     ---------------   ----------   ------------   ------------     ------------
                                                                   (IN THOUSANDS)
ASSETS
  Current Assets:
  Cash and cash equivalents........     $101,989        $ 60,878      $  2,640      $      --        $  165,507
  Accounts receivable, net.........           32         203,438        26,701             --           230,171
  Current deferred tax asset.......       12,900          46,783         2,016             --            61,699
  Other current assets.............        4,173          14,306         9,210             --            27,689
                                        --------        --------      --------      ---------        ----------
Total Current Assets...............      119,094         325,405        40,567             --           485,066
Property and equipment, net........        8,232         148,336        18,334             --           174,902
Investment in affiliates...........      393,552          59,582            --       (453,134)(a)            --
Goodwill...........................        5,854         252,379        48,018             --           306,251
Trademark..........................           --          58,875            --             --            58,875
Other intangibles..................           --          22,876            --             --            22,876
Non-current deferred tax asset.....        1,951           5,634          (982)            --             6,603
Other assets.......................       13,725           9,756           944             --            24,425
                                        --------        --------      --------      ---------        ----------
TOTAL ASSETS.......................     $542,408        $882,843      $106,881      $(453,134)       $1,078,998
                                        ========        ========      ========      =========        ==========

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current Liabilities:
  Bank overdrafts..................     $ 11,427        $     --      $     --      $      --        $   11,427
  Current portion of long-term debt
    and notes payable..............          460           9,264           543             --            10,267
  Accounts payable.................        8,459          44,185         6,925             --            59,569
  Intercompany accounts............      (14,028)         13,725           303             --                --
  Accrued payroll..................        1,112          52,009           139             --            53,260
  Accrued vacation.................        2,277          17,701          1551             --            21,529
  Accrued restructuring............           --          10,375            --             --            10,375
  Accrued other....................       27,306          47,826         3,176             --            78,308
  Due to third party payors........        1,657          52,647        (2,353)            --            51,951
                                        --------        --------      --------      ---------        ----------
Total Current Liabilities..........       38,670         247,732        10,284             --           296,686
Long-term debt, net of current
  portion..........................       84,563         237,185        35,488             --           357,236
                                        --------        --------      --------      ---------        ----------
Total liabilities..................      123,233         484,917        45,772             --           653,922
Minority interest in consolidated
  subsidiary companies.............           --             362         5,539             --             5,901
Stockholders' Equity:
  Common stock.....................        1,022              --            --             --             1,022
  Capital in excess of par.........      291,519              --            --             --           291,519
  Retained earnings................      121,560         110,322        26,584       (136,906)(b)       121,560
  Subsidiary investment............           --         287,242        28,986       (316,228)(a)            --
  Accumulated other comprehensive
    income.........................        5,074              --            --             --             5,074
                                        --------        --------      --------      ---------        ----------
Total Stockholders' Equity.........      419,175         397,564        55,570       (453,134)          419,175
                                        --------        --------      --------      ---------        ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY...........................     $542,408        $882,843      $106,881      $(453,134)       $1,078,998
                                        ========        ========      ========      =========        ==========

------------

(a)  Elimination of investments in subsidiaries.

(b)  Elimination of investments in subsidiaries' earnings.

                           SELECT MEDICAL CORPORATION

                           SELECT MEDICAL CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                 FOR THE YEAR ENDED DECEMBER 31, 2003
                              ---------------------------------------------------------------------------
                              SELECT MEDICAL
                                CORPORATION                      NON-
                              (PARENT COMPANY   SUBSIDIARY    GUARANTOR
                                   ONLY)        GUARANTORS   SUBSIDIARIES   ELIMINATIONS     CONSOLIDATED
                              ---------------   ----------   ------------   ------------     ------------
                                                            (IN THOUSANDS)
Net operating revenues......     $   8,689      $1,171,602     $212,075       $     --        $1,392,366
                                 ---------      ----------     --------       --------        ----------
Costs and expenses:
  Cost of services..........            --         931,085      181,091             --         1,112,176
  General and
     administrative.........        40,525           3,892           --             --            44,417
  Bad debt expense..........            --          40,555       10,765             --            51,320
  Depreciation and
     amortization...........         2,354          28,108        4,192             --            34,654
                                 ---------      ----------     --------       --------        ----------
Total costs and expenses....        42,879       1,003,640      196,048             --         1,242,567
                                 ---------      ----------     --------       --------        ----------
Income (loss) from
  operations................       (34,190)        167,962       16,027             --           149,799
Other income and expense:
Intercompany interest and
  royalty fees..............        25,015         (25,033)          18                               --
Intercompany management
  fees......................      (125,527)        122,929        2,598                               --
Equity in earnings from
  joint ventures............            --            (824)          --                             (824)
Interest income.............          (554)           (379)          (3)            --              (936)
Interest expense............         7,861          14,286        4,193             --            26,340
                                 ---------      ----------     --------       --------        ----------
Income from continuing
  operations before minority
  interests and income
  taxes.....................        59,015          56,983        9,221             --           125,219
Minority interest in
  consolidated subsidiary
  companies.................            --             231        2,171             --             2,402
                                 ---------      ----------     --------       --------        ----------
Income from continuing
  operations before income
  taxes.....................        59,015          56,752        7,050             --           122,817
Income tax expense..........        24,962          20,145        3,490                           48,597
                                 ---------      ----------     --------       --------        ----------
Income from continuing
  operations................        34,053          36,607        3,560             --            74,220
Income from discontinued
  operations, net of tax....            --             251           --             --               251
Equity in earnings of
  subsidiaries..............        40,418             (53)          --        (40,365)(a)            --
                                 ---------      ----------     --------       --------        ----------
Net income..................     $  74,471      $   36,805     $  3,560       $(40,365)       $   74,471
                                 =========      ==========     ========       ========        ==========

------------

(a)  Elimination of equity in net income (loss) from consolidated subsidiaries.

                           SELECT MEDICAL CORPORATION

                           SELECT MEDICAL CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                   FOR THE YEAR ENDED DECEMBER 31, 2003
                                --------------------------------------------------------------------------
                                SELECT MEDICAL
                                  CORPORATION                      NON-
                                (PARENT COMPANY   SUBSIDIARY    GUARANTOR
                                     ONLY)        GUARANTORS   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                ---------------   ----------   ------------   ------------    ------------
                                                              (IN THOUSANDS)
OPERATING ACTIVITIES
Net income....................     $  74,471      $  36,805      $  3,560       $(40,365)(a)   $  74,471
Adjustments to reconcile net
  income to net cash provided
  by operating activities:
  Depreciation and
     amortization.............         2,354         28,411         4,192             --          34,957
  Provision for bad debts.....            --         40,663        10,765             --          51,428
  Deferred taxes..............            (2)         6,878           (39)            --           6,837
  Minority interests..........            --            231         2,171             --           2,402
  Changes in operating assets
     and liabilities, net of
     effects from acquisition
     of businesses:
     Equity in earnings of
       subsidiaries...........       (40,418)            53            --         40,365(a)           --
     Intercompany.............       (12,056)        16,424        (4,368)            --              --
     Accounts receivable......          (317)         9,712          (557)            --           8,838
     Other current assets.....        (6,301)           463           791             --          (5,047)
     Other assets.............        (1,790)         6,591            97             --           4,898
     Accounts payable.........         5,922         10,341         1,236             --          17,499
     Due to third-party
       payors.................        13,293          5,797         2,138             --          21,228
     Accrued expenses.........         9,339          7,232         2,766             --          19,337
     Income taxes.............        12,606             --        (3,206)            --           9,400
                                   ---------      ---------      --------       --------       ---------
Net cash provided by operating
  activities..................        57,101        169,601        19,546             --         246,248
                                   ---------      ---------      --------       --------       ---------
INVESTING ACTIVITIES
Purchases of property and
  equipment, net..............        (4,690)       (27,353)       (3,809)            --         (35,852)
Proceeds from disposal of
  assets......................         2,400            195            --             --           2,595
Earnout payments..............            --           (464)           --             --            (464)
Acquisition of businesses, net
  of cash acquired............            --       (227,541)         (190)            --        (227,731)
                                   ---------      ---------      --------       --------       ---------
Net cash used in investing
  activities..................        (2,290)      (255,163)       (3,999)            --        (261,452)
                                   ---------      ---------      --------       --------       ---------

                           SELECT MEDICAL CORPORATION

                                                   FOR THE YEAR ENDED DECEMBER 31, 2003
                                --------------------------------------------------------------------------
                                SELECT MEDICAL
                                  CORPORATION                      NON-
                                (PARENT COMPANY   SUBSIDIARY    GUARANTOR
                                     ONLY)        GUARANTORS   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                ---------------   ----------   ------------   ------------    ------------
                                                              (IN THOUSANDS)
FINANCING ACTIVITIES
Intercompany debt
  reallocation................      (111,696)       121,961       (10,265)            --              --
Issuance of 7.5% Senior
  Subordinated Notes..........       175,000             --            --             --         175,000
Payment of deferred financing
  costs.......................        (5,922)            --            --             --          (5,922)
Net repayments on credit
  facility debt...............       (61,657)            --        (3,970)            --         (65,627)
Principal payments on seller
  and other debt..............          (110)        (3,543)          (68)            --          (3,721)
Proceeds from issuance of
  common stock................        28,613             --            --             --          28,613
Payment of common stock
  dividends...................        (3,066)            --            --             --          (3,066)
Repayment of bank
  overdrafts..................           307             --            --             --             307
Distributions to minority
  interests...................            --             --        (1,266)            --          (1,266)
                                   ---------      ---------      --------       --------       ---------
Net cash used in financing
  activities..................        21,469        118,418       (15,569)            --         124,318
                                   ---------      ---------      --------       --------       ---------
Effect of exchange rate
  changes on cash and cash
  equivalents.................           331             --            --             --             331
                                   ---------      ---------      --------       --------       ---------
Net decrease in cash and cash
  equivalents.................        76,611         32,856           (22)            --         109,445
Cash and cash equivalents at
  beginning of period.........        25,378         28,022         2,662             --          56,062
                                   ---------      ---------      --------       --------       ---------
Cash and cash equivalents at
  end of period...............     $ 101,989      $  60,878      $  2,640       $     --       $ 165,507
                                   =========      =========      ========       ========       =========

------------

(a)  Elimination of equity in earnings of subsidiary.

                           SELECT MEDICAL CORPORATION

                           SELECT MEDICAL CORPORATION

                     CONDENSED CONSOLIDATING BALANCE SHEET

                                                                  DECEMBER 31, 2002
                                      --------------------------------------------------------------------------
                                      SELECT MEDICAL
                                        CORPORATION                      NON-
                                      (PARENT COMPANY   SUBSIDIARY    GUARANTOR
                                           ONLY)        GUARANTORS   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                      ---------------   ----------   ------------   ------------    ------------
                                                                    (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.........     $ 25,378        $ 28,022      $  2,662      $      --        $ 56,062
  Accounts receivable, net..........         (285)        196,481        36,909             --         233,105
  Current deferred tax asset........        7,192          29,830         3,103             --          40,125
  Other current assets..............        2,888          11,620         3,093             --          17,601
                                         --------        --------      --------      ---------        --------
Total Current Assets................       35,173         265,953        45,767             --         346,893
Property and equipment, net.........        6,293          87,162        21,252             --         114,707
Investment in affiliates............      333,922          59,467            --       (393,389)(a)          --
Goodwill............................        5,854         147,935        43,098             --         196,887
Trademark...........................           --          37,875            --             --          37,875
Other intangibles...................           --             948         8,021             --           8,969
Non-current deferred tax asset......         (537)          2,723         5,809             --           7,995
Other assets........................       11,935          12,757         1,041             --          25,733
                                         --------        --------      --------      ---------        --------
TOTAL ASSETS........................     $392,640        $614,820      $124,988      $(393,389)       $739,059
                                         ========        ========      ========      =========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Bank overdrafts...................     $ 11,121        $     --      $     --      $      --        $ 11,121
  Current portion of long-term debt
    and notes payable...............          570          28,437           463             --          29,470
  Accounts payable..................        2,537          30,364         5,689             --          38,590
  Intercompany accounts.............      (13,900)          5,009         8,891             --              --
  Accrued payroll...................          793          34,029            69             --          34,891
  Accrued vacation..................        2,762          10,943         1,490             --          15,195
  Accrued restructuring.............           --             800            --             --             800
  Accrued other.....................       17,801          17,964           541             --          36,306
  Income taxes......................       13,258          14,164        (3,700)            --          23,722
  Due to third party payors.........      (11,636)         42,304        (4,491)            --          26,177
                                         --------        --------      --------      ---------        --------
Total Current Liabilities...........       23,306         184,014         8,952             --         216,272
Long-term debt, net of current
  portion...........................       82,916          99,919        47,912             --         230,747
                                         --------        --------      --------      ---------        --------
Total liabilities...................      106,222         283,933        56,864             --         447,019
Commitments and Contingencies
Minority interest in consolidated
  subsidiary companies..............           --             254         5,368             --           5,622
Stockholders' Equity:
  Common stock......................          934              --            --             --             934
  Capital in excess of par..........      235,716              --            --             --         235,716
  Retained earnings.................       50,155          73,517        23,024        (96,541)(b)      50,155
  Subsidiary investment.............           --         257,116        39,732       (296,848)(a)          --
  Accumulated other comprehensive
    loss............................         (387)             --            --             --            (387)
                                         --------        --------      --------      ---------        --------
Total Stockholders' Equity..........      286,418         330,633        62,756       (393,389)        286,418
                                         --------        --------      --------      ---------        --------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY............................     $392,640        $614,820      $124,988      $(393,389)       $739,059
                                         ========        ========      ========      =========        ========

------------

(a)  Elimination of investments in subsidiaries.

(b)  Elimination of investments in subsidiaries' earnings.

                           SELECT MEDICAL CORPORATION

                           SELECT MEDICAL CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                   FOR THE YEAR ENDED DECEMBER 31, 2002
                                ---------------------------------------------------------------------------
                                SELECT MEDICAL
                                  CORPORATION                      NON-
                                (PARENT COMPANY   SUBSIDIARY    GUARANTOR
                                     ONLY)        GUARANTORS   SUBSIDIARIES   ELIMINATIONS     CONSOLIDATED
                                ---------------   ----------   ------------   ------------     ------------
                                                              (IN THOUSANDS)
Net operating revenues........     $ 14,902        $918,376      $193,281       $     --        $1,126,559
                                   --------        --------      --------       --------        ----------
Costs and expenses:
  Cost of services............           --         761,361       161,192             --           922,553
  General and
     administrative...........       39,409              --            --             --            39,409
  Bad debt expense............           --          31,946         5,372             --            37,318
  Depreciation and
     amortization.............        1,709          18,805         5,322             --            25,836
                                   --------        --------      --------       --------        ----------
Total costs and expenses......       41,118         812,112       171,886             --         1,025,116
                                   --------        --------      --------       --------        ----------
Income (loss) from
  operations..................      (26,216)        106,264        21,395             --           101,443
Other income and expense:
Intercompany interest and
  royalty fees................       22,219         (22,697)          478             --                --
Intercompany management
  fees........................      (52,395)         49,441         2,954             --                --
Interest income...............         (445)           (150)           (1)            --              (596)
Interest expense..............        7,982          14,477         4,751             --            27,210
                                   --------        --------      --------       --------        ----------
Income (loss) before minority
  interests and income
  taxes.......................       (3,577)         65,193        13,213             --            74,829
Minority interest in
  consolidated subsidiary
  companies...................           --              74         1,948             --             2,022
                                   --------        --------      --------       --------        ----------
Income (loss) before income
  taxes.......................       (3,577)         65,119        11,265             --            72,807
Income tax expense............          445          25,628         2,503             --            28,576
Equity in earnings of
  subsidiaries................       48,253           6,239            --        (54,492)(a)            --
                                   --------        --------      --------       --------        ----------
Net income....................     $ 44,231        $ 45,730      $  8,762       $(54,492)       $   44,231
                                   ========        ========      ========       ========        ==========

------------

(a)  Elimination of equity in net income from consolidated subsidiaries.

                           SELECT MEDICAL CORPORATION

                           SELECT MEDICAL CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                         FOR THE YEAR ENDED DECEMBER 31, 2002
                                      ---------------------------------------------------------------------------
                                      SELECT MEDICAL
                                        CORPORATION
                                      (PARENT COMPANY   SUBSIDIARY   NON-GUARANTOR
                                           ONLY)        GUARANTORS   SUBSIDIARIES    ELIMINATIONS    CONSOLIDATED
                                      ---------------   ----------   -------------   ------------    ------------
                                                                    (IN THOUSANDS)
OPERATING ACTIVITIES
Net income..........................     $ 44,231        $ 45,730       $ 8,762        $(54,492)(a)    $44,231
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
Depreciation and amortization.......        1,709          18,805         5,322              --         25,836
Provision for bad debts.............           --          31,946         5,372              --         37,318
Deferred taxes......................         (890)          9,966          (198)             --          8,878
Minority interests..................           --              74         1,948              --          2,022
Changes in operating assets and
  liabilities, net of effects from
  acquisition of businesses:
Equity in earnings of
  subsidiaries......................      (48,253)         (6,239)           --          54,492(a)          --
Intercompany........................      (34,226)         35,562        (1,336)             --             --
Accounts receivable.................         (206)        (44,503)       (9,184)             --        (53,893)
Other current assets................         (924)            916          (379)             --           (387)
Other assets........................          559           1,318           794              --          2,671
Accounts payable....................         (553)          3,321         1,119              --          3,887
Due to third-party payors...........       17,815          (3,373)       (1,463)             --         12,979
Accrued expenses....................        5,810          17,375          (729)             --         22,456
Income taxes........................       16,250              --        (1,436)             --         14,814
                                         --------        --------       -------        --------        -------
Net cash provided by (used in)
  operating activities..............        1,322         110,898         8,592              --        120,812
                                         --------        --------       -------        --------        -------
INVESTING ACTIVITIES
Purchases of property and equipment,
  net...............................       (1,722)        (35,643)       (5,818)             --        (43,183)
Earnout payments....................           --            (928)           --              --           (928)
Acquisition of businesses, net of
  cash acquired.....................           --          (6,573)       (3,364)             --         (9,937)
                                         --------        --------       -------        --------        -------
Net cash used in investing
  activities........................       (1,722)        (43,144)       (9,182)             --        (54,048)
                                         --------        --------       -------        --------        -------
FINANCING ACTIVITIES
Intercompany debt reallocation......       36,312         (42,134)        5,822              --             --
Net repayments on credit facility
  debt..............................      (19,703)             --        (2,969)             --        (22,672)
Principal payments on seller and
  other debt........................         (480)         (5,684)           (9)             --         (6,173)
Proceeds from issuance of common
  stock.............................        4,101              --            --              --          4,101
Proceeds from bank overdrafts.......        5,038              --            --              --          5,038
Payment of deferred financing
  costs.............................          (67)             --            --              --            (67)
Distributions to minority
  interests.........................           --              --        (1,650)             --         (1,650)
                                         --------        --------       -------        --------        -------
Net cash provided by (used in)
  financing activities..............       25,201         (47,818)        1,194              --        (21,423)
                                         --------        --------       -------        --------        -------
Effect of exchange rate changes on
  cash and cash equivalents.........           18              --            --              --             18
                                         --------        --------       -------        --------        -------
Net increase in cash and cash
  equivalents.......................       24,819          19,936           604              --         45,359
Cash and cash equivalents at
  beginning of period...............          559           8,086         2,058              --         10,703
                                         --------        --------       -------        --------        -------
Cash and cash equivalents at end of
  period............................     $ 25,378        $ 28,022       $ 2,662        $     --        $56,062
                                         ========        ========       =======        ========        =======

------------

(a)  Elimination of equity in earnings of subsidiary.

                           SELECT MEDICAL CORPORATION

                           SELECT MEDICAL CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                                                    FOR THE YEAR ENDED DECEMBER 31, 2001
                                 --------------------------------------------------------------------------
                                 SELECT MEDICAL
                                   CORPORATION                      NON-
                                 (PARENT COMPANY   SUBSIDIARY    GUARANTOR
                                      ONLY)        GUARANTORS   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                 ---------------   ----------   ------------   ------------    ------------
                                                               (IN THOUSANDS)
Net operating revenues.........     $ 14,300        $774,206      $170,450       $     --        $958,956
                                    --------        --------      --------       --------        --------
Costs and expenses:
  Cost of services.............           --         637,681       138,614             --         776,295
  General and administrative...       35,630              --            --             --          35,630
  Bad debt expense.............           --          30,356         4,657             --          35,013
  Depreciation and
     amortization..............        1,764          25,383         5,143             --          32,290
                                    --------        --------      --------       --------        --------
Total costs and expenses.......       37,394         693,420       148,414             --         879,228
                                    --------        --------      --------       --------        --------
Income (loss) from
  operations...................      (23,094)         80,786        22,036             --          79,728
Other income and expense:
Intercompany interest and
  royalty fees.................       13,596         (14,180)          584             --              --
Intercompany management fees...      (58,597)         56,043         2,554             --              --
Loss on early retirement of
  debt.........................       14,223              --            --             --          14,223
Interest income................         (401)           (102)           (4)            --            (507)
Interest expense...............        7,223          17,478         5,015             --          29,716
                                    --------        --------      --------       --------        --------
Income before minority
  interests and income taxes...          862          21,547        13,887             --          36,296
Minority interest in
  consolidated subsidiary
  companies....................           --             578         2,913             --           3,491
                                    --------        --------      --------       --------        --------
Income before income taxes.....          862          20,969        10,974             --          32,805
Income tax expense (benefit)...        6,091          (3,906)          939             --           3,124
Equity in earnings of
  subsidiaries.................       34,910           8,242            --        (43,152)(a)          --
                                    --------        --------      --------       --------        --------
Net income.....................     $ 29,681        $ 33,117      $ 10,035       $(43,152)       $ 29,681
                                    ========        ========      ========       ========        ========

------------

(a)  Elimination of equity in net income from consolidated subsidiaries.

                           SELECT MEDICAL CORPORATION

                           SELECT MEDICAL CORPORATION

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                                                                        FOR THE YEAR ENDED DECEMBER 31, 2001
                                            SELECT MEDICAL    --------------------------------------------------------
                                              CORPORATION                      NON-
                                            (PARENT COMPANY   SUBSIDIARY    GUARANTOR
                                                 ONLY)        GUARANTORS   SUBSIDIARIES   ELIMINATIONS    CONSOLIDATED
                                            ---------------   ----------   ------------   ------------    ------------
                                                                          (IN THOUSANDS)
OPERATING ACTIVITIES
Net income................................     $ 29,681        $ 33,117      $ 10,035       $(43,152)(a)    $ 29,681
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization...........        1,764          25,383         5,143             --          32,290
  Provision for bad debts.................           --          30,356         4,657             --          35,013
  Loss on early retirement of debt........       14,223              --            --             --          14,223
  Minority interests......................           --             578         2,913             --           3,491
  Deferred income taxes...................        2,461          (8,364)           --             --          (5,903)
  Changes in operating assets and
    liabilities, net of effects from
    acquisition of businesses:
    Equity in earnings of subsidiaries....      (34,910)         (8,242)           --         43,152(a)           --
    Intercompany..........................       (2,941)         (7,145)       10,086             --              --
    Accounts receivable...................          191         (39,401)      (10,222)            --         (49,432)
    Other current assets..................       (7,035)          7,530          (951)            --            (456)
    Other assets..........................       (1,633)          3,296          (610)            --           1,053
    Accounts payable......................          743           3,307           665             --           4,715
    Due to third-party payors.............      (13,681)         27,046         1,381             --          14,746
    Accrued expenses......................        7,170           7,218          (365)            --          14,023
    Income taxes..........................        3,747              --        (1,421)            --           2,326
                                               --------        --------      --------       --------        --------
Net cash provided by operating
  activities..............................         (220)         74,679        21,311             --          95,770
                                               --------        --------      --------       --------        --------
INVESTING ACTIVITIES
Purchases of property and equipment,
  net.....................................       (1,682)        (19,101)       (3,228)            --         (24,011)
Proceeds from disposal of assets..........           --             808            --             --             808
Earnout payments..........................           --          (5,660)           --             --          (5,660)
Acquisition of businesses, net of cash
  acquired................................           --         (22,253)      (10,831)            --         (33,084)
                                               --------        --------      --------       --------        --------
Net cash used in investing activities.....       (1,682)        (46,206)      (14,059)            --         (61,947)
                                               --------        --------      --------       --------        --------
FINANCING ACTIVITIES
Intercompany debt reallocation............       (1,078)          2,868        (1,790)            --              --
Issuance of 9.5% Senior Subordinated
  Notes...................................      175,000              --            --             --         175,000
Net repayments on credit facility debt....      (97,640)             --          (680)            --         (98,320)
Repayment of 10% Senior Subordinated
  Notes...................................      (90,000)             --            --             --         (90,000)
Payment of deferred financing costs.......       (4,681)             --            --             --          (4,681)
Principal payments on seller and other
  debt....................................       (5,033)        (13,652)         (345)            --         (19,030)
Proceeds from initial public offering, net
  of fees.................................       89,181              --            --             --          89,181
Redemption of Class A Preferred Stock.....      (52,838)             --            --             --         (52,838)
Payment of Class A and Class B Preferred
  Stock dividends.........................      (19,248)             --            --             --         (19,248)
Proceeds from issuance of common stock....        4,334              --            --             --           4,334
Proceeds from (repayment of) bank
  overdrafts..............................        4,571          (9,938)       (2,768)            --          (8,135)
Distributions to minority interests.......           --            (680)       (1,747)            --          (2,427)
                                               --------        --------      --------       --------        --------
Net cash used in financing activities.....        2,568         (21,402)       (7,330)            --         (26,164)
                                               --------        --------      --------       --------        --------
Effect of exchange rate changes on cash
  and cash equivalents....................         (107)             --            --             --            (107)
                                               --------        --------      --------       --------        --------
Net increase (decrease) in cash and cash
  equivalents.............................          559           7,071           (78)            --           7,552
Cash and cash equivalents at beginning of
  period..................................           --           1,015         2,136             --           3,151
                                               --------        --------      --------       --------        --------
Cash and cash equivalents at end of
  period..................................     $    559        $  8,086      $  2,058       $     --        $ 10,703
                                               ========        ========      ========       ========        ========

------------

(a)  Elimination of equity in earnings of subsidiary.

                           SELECT MEDICAL CORPORATION

21.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

       The table below sets forth selected unaudited financial data for each quarter of the last two years.

                            FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
                            -------------   --------------   -------------   --------------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
YEAR ENDED DECEMBER 31, 2003
  Net revenues............    $312,307         $326,218        $352,402         $401,439
  Income from
     operations...........      30,838           36,847          36,905           45,209
  Net income..............      14,454           18,631          18,613           22,773
Net income per common
  share:
  Basic:
     Income per common
       share from
       continuing
       operations.........    $   0.15         $   0.20        $   0.19         $   0.22
     Income from
       discontinued
       operations.........          --               --             N/M               --
     Net income per
       share..............    $   0.15         $   0.20        $   0.19         $   0.22
  Diluted:
     Income per common
       share from
       continuing
       operations.........    $   0.15         $   0.18        $   0.18         $   0.21
     Income from
       discontinued
       operations.........          --               --             N/M               --
     Net income per
       share..............    $   0.15         $   0.18        $   0.18         $   0.21

                               FIRST QUARTER   SECOND QUARTER   THIRD QUARTER   FOURTH QUARTER
                               -------------   --------------   -------------   --------------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
YEAR ENDED DECEMBER 31, 2002
  Net revenues...............    $271,920         $280,272        $278,983         $295,384
  Income from operations.....      24,030           28,006          22,483           26,924
  Net income.................      10,176           12,601           9,355           12,099
Net income per common share:
  Basic:
     Income per common
       share.................    $   0.11         $   0.14        $   0.10         $   0.13
  Diluted:
     Income per common
       share.................    $   0.11         $   0.13        $   0.10         $   0.12